                                                                     EXHIBIT 2.1



                            STOCK PURCHASE AGREEMENT

                                      AMONG

                           KELLSTROM INDUSTRIES, INC.,


                             AEROCAR AVIATION CORP.,


                              AEROCAR PARTS, INC.,

                                  ROSA SHASHUA

                                       AND

                                 CARMEL SHASHUA



                                   MAY 6, 1998

                            STOCK PURCHASE AGREEMENT

         This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of May 6, 1998 among KELLSTROM INDUSTRIES, INC., a Delaware corporation ("Kellstrom"); AEROCAR AVIATION CORP., a Florida corporation ("Aerocar Aviation"); AEROCAR PARTS, INC., a Florida corporation ("Aerocar Parts" and, together with Aerocar Aviation, the "Companies"); ROSA SHASHUA, a resident of the State of Florida ("Rosa"), and CARMEL SHASHUA, a resident of the State of Florida ("Carmel") (Rosa and Carmel are hereinafter each sometimes referred to as a "Shareholder" and collectively as the "Shareholders").

                                    RECITALS

         The parties have determined that it is in their respective best interests for Kellstrom to acquire all of the issued and outstanding shares of capital stock of the Companies. The Shareholders have therefore agreed to sell, and Kellstrom has agreed to purchase, all such shares on the terms, and subject to the conditions, contained in this Agreement.

                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         1.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Aerocar Aviation Common Stock" shall mean the shares of Common Stock, $1.00 par value per share, of Aerocar Aviation.

                  "Aerocar Parts Common Stock" shall mean the shares of Common Stock, $1.00 par value per share, of Aerocar Parts.

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations promulgated under the Exchange Act, as in effect on the date hereof.

                  "Asset Sale After Tax Amount (Aviation)" means an amount equal to the remainder of (i) the sum of the total consideration to be paid to the Shareholders by Kellstrom pursuant to Section 2.1(a) hereof, plus the Purchase Price Adjustment Amount (Aviation), minus (ii) the total amount of federal income taxes to be incurred by the Shareholders as a result of the transactions contemplated hereby in respect of the sale of Aerocar Aviation Common Stock, and assuming that an election is made under Section 338(h)(10) of the Code under Section 6.13 of this Agreement with respect to such sale.

                  "Asset Sale After Tax Amount (Parts)" means an amount equal to the remainder of (i) the sum of the total consideration to be paid to the Shareholders by Kellstrom pursuant to Section 2.1(b) hereof, plus the Purchase Price Adjustment Amount (Parts), minus (ii) the total amount of federal income taxes to be incurred by the Shareholders as a result of the transactions contemplated hereby in respect of the sale of Aerocar Parts Common Stock, and assuming that an election is made under Section 338(h)(10) of the Code under Section 6.13 of this Agreement with respect to such sale.

                  "Confidentiality Agreement" means the Confidentiality Agreement dated as of April 30, 1998 between the Companies and Kellstrom.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Familial Affiliate" shall mean any person related by blood or marriage to any officer, director or shareholder of either of the Companies and any entity in which any officer, director or shareholder or such person owns any beneficial interest.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                  "Indebtedness" means the aggregate amount of indebtedness for borrowed money (including accrued but unpaid interest), whether owed to a bank or any other Person, remaining payments on capitalized equipment leases and remaining payments on covenants not to compete.

                  "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Material Adverse Change (or Effect)" means a change (or effect) in financial condition, properties, assets, liabilities, rights, obligations, operations or prospects which change (or effect) individually or in the aggregate, is materially adverse to such condition, properties, assets, liabilities, rights, obligations, operations, business or prospects.

                  "Person" means an individual, partnership, corporation, business trust, joint stock company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "Purchase Price Adjustment Amount (Aviation)" means an amount that will cause the remainder of the Stock Sale After Tax Amount (Aviation) minus the Asset Sale After Tax Amount (Aviation) to be equal to zero; provided, however, that the Purchase Price Adjustment Amount (Aviation) shall in no event be more than Four Hundred Thousand Dollars ($400,000) (notwithstanding the contents of Schedule 2.1(a)(ii) hereof). The Purchase Price Adjustment Amount (Aviation) shall be relevant only if the parties have made an election under Section 338(h)(10) of the Code pursuant to Section 6.13 hereof with respect to the Aerocar Aviation Acquisition.

                  "Purchase Price Adjustment Amount (Parts)" means an amount that will cause the remainder of the Stock Sale After Tax Amount (Parts) minus the Asset Sale After Tax Amount (Parts) to be equal to zero; provided, however, that the Purchase Price Adjustment Amount (Parts) shall in no event be more than One Thousand Dollars ($1,000) (notwithstanding the contents of Schedule 2.1(b)(ii) hereof). The Purchase Price Adjustment Amount (Parts) shall be relevant only if the parties have made an election under Section 338(h)(10) of the Code pursuant to Section 6.13 hereof with respect to the Aerocar Parts Acquisition.

                  "Register", "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Shares" means all of the issued and outstanding shares of Aerocar Aviation Common Stock and Aerocar Parts Common Stock.

                  "Stock Sale After Tax Amount (Aviation)" shall mean an amount equal to the remainder of the total consideration to be paid to the Shareholders by Kellstrom pursuant to Section 2.1(a) hereof (exclusive of the Purchase Price Adjustment Amount (Aviation)), minus the total amount of federal income taxes to be incurred by the Shareholders as a result of the transactions contemplated hereby in respect of the sale of Aerocar Aviation Common Stock, and assuming that no election is made under Section 338(h)(10) of the Code under Section 6.13 of this Agreement with respect to such sale.

                  "Stock Sale After Tax Amount (Parts)" shall mean an amount equal to the remainder of the total consideration to be paid to the Shareholders by Kellstrom pursuant to Section 2.1(b) hereof (exclusive of the Purchase Price Adjustment Amount (Parts)), minus the total amount of federal income taxes to be incurred by the Shareholders as a result of the transactions contemplated hereby in respect of the sale of Aerocar Parts Common Stock, and assuming that no election is made under Section 338(h)(10) of the Code under Section 6.13 of this Agreement with respect to such sale.

                  "Tax Return" means any return (including any information return), report, statement, schedule, notice, form or other document or information filed with or submitted to or required to be filed or submitted to any Governmental Authority in connection with or with respect to the determination, assessment, collection or payment of any Taxes.

                  "Taxes" means all taxes, including, but not limited to, income, excise, property, sales, franchise, intangible, withholding, social security and unemployment taxes, levy, assessment, tariff, duty (including customs duties), deficiency or other fee, imposed, assessed or collected by or under the authority of any Governmental Authority, or payable pursuant to any tax sharing agreement or other contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty (including customs duties), deficiency or other fee, and any related charge or amount, including, but not limited to, any fine, penalty, interest or additional tax.

                  "Underwriter" means any one or more underwriters selected by Kellstrom for the Offering (as defined in Section 7.11 hereof).

                  "Warrant Exercise Price" means the price to the public of a share of Kellstrom Common Stock issued in the Offering (as defined in Section 7.11 hereof) or, if the Closing shall occur prior to the Offering, the average closing price of a share of Kellstrom Common

         Stock as reported on the Nasdaq Stock Market for the five (5) consecutive trading days preceding the trading day immediately prior to the Closing Date, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Eastern Edition).

         1.2      OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                  (e) Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

         2.1      THE ACQUISITION.

                  (a) THE AEROCAR AVIATION ACQUISITION. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Shareholders shall sell, assign, transfer, convey and deliver to Kellstrom, and Kellstrom shall purchase, acquire and accept from the Shareholders, the Aerocar Aviation Common Stock, free and clear of any Liens (the "Aerocar Aviation Acquisition").

                      (i) AEROCAR AVIATION CONSIDERATION. Subject to the terms and conditions of this Agreement, Kellstrom shall pay to the Shareholders the aggregate sum of Forty Eight Million Seven Hundred Fifty Thousand Dollars ($48,750,000) for the Aerocar Aviation Common Stock (the "Aerocar Aviation Purchase Price"). The Aerocar Aviation Purchase Price shall be paid as follows:

                      (a)  on the Closing Date, Kellstrom shall:

                           (i) pay to the Shareholders the aggregate sum of Forty Three Million Seven Hundred Fifty Thousand Dollars ($43,750,000) by wire transfer of immediately available funds to an account designated by the Shareholders in writing to Kellstrom prior to Closing; and

                           (ii) execute and deliver to the Shareholders a Warrant (the "Warrant") substantially in the form attached hereto as Exhibit A for the purchase of an aggregate of 250,000 shares of common stock, par value $.001, of Kellstrom (the "Kellstrom Common Stock") at a per share exercise price equal to the Warrant Exercise Price.

                                 The foregoing payments are hereinafter
                                 sometimes collectively referred to herein as the "Closing Date Aerocar Aviation Payments."

                      (b) on the first anniversary of the Closing Date, Kellstrom shall, at its election, either (i) pay to the Shareholders the aggregate sum of Two Million Five Hundred Thousand Dollars ($2,500,000) by wire transfer of immediately available funds to the account designated by the Shareholders pursuant to
                           Section 2.1(a)(i)(a)(i) above (or to such other account as may be designated by the Shareholders in writing to Kellstrom prior to the first anniversary of the Closing Date), or (ii) deliver to the Shareholders that aggregate number of shares of Kellstrom Common Stock determined by dividing (x) Two Million Five Hundred Thousand Dollars ($2,500,000) by
                           (y) the average closing price of a share of Kellstrom Common Stock as reported on the Nasdaq Stock Market ("Nasdaq") for the thirty (30) consecutive trading days preceding the second trading day immediately prior to the first anniversary of the Closing Date, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Eastern Edition); and

                      (c) subject to Section 10.5, on the second anniversary of the Closing Date, Kellstrom shall, at its election, either (i) pay to the Shareholders the aggregate sum of Two Million Five Hundred Thousand Dollars ($2,500,000) by wire transfer of immediately available funds to the account designated by the Shareholders pursuant to Section 2.1(a)(i)(a)(i) above (or to such other account as may be designated by the Shareholders in writing to Kellstrom prior to the second anniversary of the Closing Date), or (ii) deliver to the Shareholders that aggregate number of shares of Kellstrom Common Stock determined by dividing (x) Two Million Five Hundred Thousand Dollars ($2,500,000) by (y) the average closing price of a share of Kellstrom Common Stock as reported on Nasdaq for the thirty (30) consecutive trading days preceding the second trading day immediately prior to the second anniversary of the Closing Date, as reported (absent manifest error in the printing thereof) by The Wall Street Journal (Eastern Edition) (the Kellstrom Common Stock to be delivered pursuant to Section 2.1(a)(i)(b) and Section 2.1(a)(i)(c) is sometimes collectively referred to herein as the "Stock Consideration," and the payments to be made pursuant to such Sections are sometimes hereinafter collectively referred to as the "Deferred Payments").

                 (ii) ALLOCATION OF AEROCAR AVIATION PURCHASE PRICE; PURCHASE PRICE ADJUSTMENT. Assuming that an election under Section 338(h)(10) of the Code is made pursuant to Section 6.13 of this Agreement, the parties have agreed upon the tentative allocation of the modified aggregate deemed sale price of the Aerocar Aviation Common Stock under Treasury Regulation Section 1.338(h)(10)-1 and related provisions, and the tentative Purchase Price Adjustment Amount (Aviation) and its calculation, as set forth on Schedule 2.1(a)(ii), which shall be finalized by the parties on or prior to Closing. If a Code Section 338(h)(10) election is made with respect to the Aerocar Aviation Acquisition, the amount to be paid to the Shareholders pursuant to
         Section 2.1(a)(i)(a)(i) of this Agreement shall be increased by the Purchase Price Adjustment Amount (Aviation). The Shareholders and Kellstrom shall file all required information and Tax Returns (and any amendments thereto) in a manner consistent with the foregoing allocations. If, contrary to the intent of the parties hereto as expressed in this Section 2.1(a)(ii), any taxing authority makes or proposes an allocation of the consideration paid hereunder different from that set forth in and agreed upon pursuant to this Section 2.1, the Shareholders and Kellstrom shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), any party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

                  (b) THE AEROCAR PARTS ACQUISITION. Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined below), the Shareholders shall sell, assign, transfer, convey and deliver to Kellstrom, and Kellstrom shall purchase, acquire and accept from the Shareholders, the Aerocar Parts Common Stock, free and clear of any Liens (the "Aerocar Parts Acquisition", and together with the Aerocar Aviation Acquisition, the "Acquisition").

                      (i) AEROCAR PARTS CONSIDERATION. Subject to the terms and conditions of this Agreement, Kellstrom shall pay to the Shareholders the aggregate sum of Two Hundred Fifty Thousand Dollars ($250,000) for the Aerocar Parts Common Stock (the "Aerocar Parts Purchase Price"). The Aerocar Parts Purchase Price shall be paid by Kellstrom to the Shareholders on the Closing Date by wire transfer of immediately available funds to an account designated by the Shareholders in writing to Kellstrom prior to Closing. The foregoing payment is hereinafter sometimes referred to herein as the "Closing Date Aerocar Parts Payment" and the Closing Date Aerocar Aviation Payments and the Closing Date Aerocar Parts Payment are sometimes hereinafter collectively referred to as the "Closing Date Payments."

                      (ii) ALLOCATION OF AEROCAR PARTS PURCHASE PRICE; PURCHASE PRICE ADJUSTMENT. Assuming that an election under Section 338(h)(10) of the Code is made pursuant to Section 6.13 of this Agreement, the parties have agreed upon the tentative allocation of the modified aggregate deemed sale price of the Aerocar Parts Common Stock under Treasury Regulation Section 1.338(h)(10)-1 and related provisions, and the tentative Purchase Price Adjustment Amount (Parts) and its calculation, as set forth on Schedule 2.1(b)(ii). If a Code Section 338(h)(10) election is made with respect to the Aerocar Parts Acquisition, the amount to be paid to the Shareholders pursuant to
         Section 2.1(b)(i) of this Agreement shall be increased by the Purchase Price Adjustment Amount (Parts). The Shareholders and Kellstrom shall file all required information and Tax Returns (and any amendments thereto) in a manner consistent with the foregoing allocations. If, contrary to the intent of the parties hereto as expressed in this
         Section 2.1(b)(ii), any taxing authority makes or proposes an allocation of the consideration paid hereunder different from that set forth in and agreed upon pursuant to this Section 2.1, the Shareholders and Kellstrom shall cooperate with each other in good faith to contest such taxing authority's allocation (or proposed allocation), provided, however, that, after consultation with the party adversely affected by such allocation (or proposed allocation), any party hereto may file such protective claims or returns as may reasonably be required to protect its interests.

         2.2 PURCHASE PRICE PAYABLE TO SHAREHOLDERS. The Aerocar Aviation Purchase Price (including, without limitation, the Warrant and any Stock Consideration) and the Aerocar Parts Purchase Price, as each may be adjusted pursuant to Section 2.1(a)(ii) and Section 2.1(b)(ii), shall be paid to the Shareholders in proportion to the relative number of shares owned by each Shareholder in Aerocar Aviation and Aerocar Parts, respectively.

         2.3 THE CLOSING. Subject to the terms and conditions of this Agreement, the consummation of the Acquisition (the "Closing") shall take place as promptly as practicable (and in any event within five (5) business days) after satisfaction or waiver of the conditions set forth in Articles VII and VIII, at the offices of Kellstrom's counsel, Akerman, Senterfitt & Eidson, P.A., Miami, Florida, or such other time and place as the parties may otherwise agree (the "Closing Date").

         2.4 PROCEDURE AT THE CLOSING. At the Closing, the Shareholders shall deliver to Kellstrom certificates representing the Shares duly endorsed for transfer, and Kellstrom shall make the Closing Date Payments. In addition, at the Closing the Companies and the Shareholders shall deliver to Kellstrom the documents, certificates, opinions, consents and letters required by Article VII, and Kellstrom shall deliver to the Shareholders the documents, opinions and certificates required by Article VIII.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF KELLSTROM

         As a material inducement to the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Kellstrom makes the following representations and warranties to the Shareholders:

         3.1 CORPORATE STATUS. Kellstrom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of Kellstrom.

         3.2 CORPORATE POWER AND AUTHORITY. Kellstrom has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Subject to approval by the Board of Directors of Kellstrom, Kellstrom has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         3.3 ENFORCEABILITY. Subject to approval by the Board of Directors of Kellstrom, this Agreement has been duly executed and delivered by Kellstrom and constitutes a legal, valid and binding obligation of Kellstrom, enforceable against Kellstrom in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         3.4 NO VIOLATION. Except as set forth in Schedule 3.4, the execution and delivery of this Agreement by Kellstrom, the performance by Kellstrom of its obligations hereunder and the consummation by Kellstrom of the transactions contemplated by this Agreement will not (i) contravene any provision of the Certificate of Incorporation or Bylaws of Kellstrom, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against Kellstrom, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against Kellstrom, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of Kellstrom, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by Kellstrom and any filings required to be made by the parties under the HSR Act, if any.

         3.5 KELLSTROM COMMON STOCK. Subject to approval by the Board of Directors of Kellstrom, upon consummation of the Acquisition and the issuance and delivery of certificates representing the Stock Consideration to the Shareholders, the Stock Consideration will be validly issued, fully paid and non-assessable shares of Kellstrom Common Stock.

         3.6 ISSUANCE OF WARRANT. Subject to approval by the Board of Directors of Kellstrom, upon consummation of the Acquisition, (i) Kellstrom will have the full right, power and authority to issue, execute and deliver the Warrant and the Warrant will be duly authorized, and at the Closing shall be duly executed and delivered by Kellstrom and (ii) the Kellstrom Common Stock issuable upon exercise of the Warrant will be duly and validly authorized and reserved for issuance and, upon issuance thereof upon exercise of the Warrant accompanied by payment therefor, will be duly and validly issued, fully paid and non-assessable.

         3.7 REPORTS OF KELLSTROM. Kellstrom has delivered to the Shareholders copies of the following filings made by it with the SEC: (i) Kellstrom's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, (ii) Kellstrom's Current Reports on Form 8-K filed with the SEC on February 27, 1998 and April 14, 1998 and (iii) Kellstrom's Definitive Proxy Statement for the Annual Meeting to be held on May 29, 1998 (collectively, the "SEC Reports"). As of their respective dates, the SEC Reports and Kellstrom's other reports made pursuant to the Exchange Act complied in all material respects with the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein.

         3.8 NO MATERIAL ADVERSE EFFECT. Since the filing of Kellstrom's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, there has been no Material Adverse Change in Kellstrom.

         3.9 NO COMMISSIONS. Kellstrom has not incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby, other than fees which will be paid by, and are the sole obligation of, Kellstrom.

         3.10 LITIGATION. Except as set forth in Kellstrom's SEC Reports, there is no action, suit or other legal or administrative proceeding or governmental investigation, pending or to the knowledge of Kellstrom threatened, against Kellstrom or affecting Kellstrom or its properties or assets which in the aggregate would have a Material Adverse Effect on Kellstrom or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby.

                                   ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES OF
                       THE SHAREHOLDERS AND THE COMPANIES

         As a material inducement to Kellstrom to enter into this Agreement and to consummate the transactions contemplated hereby, the Shareholders and the Companies, jointly and severally, make the following representations and warranties to Kellstrom:

         4.1 CORPORATE STATUS. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power and authority to own or lease its properties and to carry on its business as now being conducted. Neither of the Companies is legally qualified to transact business as a foreign corporation in any jurisdiction, and the nature of its properties and the conduct of its business does not require such qualification. Each of the Companies has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its business. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of any of the Companies.

         4.2 POWER AND AUTHORITY. Each of the Companies has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Each of the Companies has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. The Shareholders are individual United

States citizens or permanent residents of the United States residing in the State of Florida, and have the requisite competence and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby.

         4.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by each of the Companies and the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

         4.4 CAPITALIZATION - AEROCAR AVIATION. As of the date hereof, Aerocar Aviation has (a) 500 shares of Aerocar Aviation Common Stock authorized and no other shares of any class of capital stock authorized, (b) 200 shares of Aerocar Aviation Common Stock issued and outstanding, and (c) no shares of Aerocar Aviation Common Stock held in treasury. All of the issued and outstanding shares of capital stock of Aerocar Aviation (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and
(iii) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth on Schedule 4.4, no preemptive rights or rights of first refusal exist with respect to the shares of capital stock of Aerocar Aviation and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Aerocar Aviation to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Aerocar Aviation. Except as set forth on Schedule 4.4, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Aerocar Aviation. Aerocar Aviation is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         4.5 CAPITALIZATION - AEROCAR PARTS. As of the date hereof, Aerocar Parts has (a) 500 shares of Aerocar Parts Common Stock authorized and no other shares of any class of capital stock authorized, (b) 200 shares of Aerocar Parts Common Stock issued and outstanding, and (c) no shares of Aerocar Parts Common Stock held in treasury. All of the issued and outstanding shares of capital stock of Aerocar Parts (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable state and federal securities laws, and (iii) were not issued in violation of any preemptive rights or rights of first refusal. Except as set forth on Schedule 4.5, no preemptive rights or rights of first refusal exist with respect to the shares of capital stock of Aerocar Parts and no such rights arise by virtue of or in connection with the transactions contemplated hereby. There are no outstanding or authorized rights, options, warrants, convertible securities, subscription rights, conversion rights, exchange rights or other agreements or commitments of any kind that could require Aerocar Parts to issue or sell any shares of its capital stock (or securities convertible into or exchangeable for shares of its capital stock). There are no outstanding stock appreciation, phantom stock, profit participation or other similar rights with respect to Aerocar Parts. Except as set forth on Schedule 4.5, there are no proxies, voting rights or other agreements or understandings with respect to the voting or transfer of the capital stock of Aerocar Parts. Aerocar Parts is not obligated to redeem or otherwise acquire any of its outstanding shares of capital stock.

         4.6 SHAREHOLDERS. Schedule 4.6 sets forth, with respect to each of the Companies, the name, address and federal taxpayer identification number of, and the number of outstanding shares of each class of its capital stock owned of record and/or beneficially by, the shareholder(s) of each of the Companies as of the close of business on the date of this Agreement. As of the date hereof, the Shareholders constitute the holders of all issued and outstanding shares of capital stock of the Companies, and the Shareholders own such shares free and clear of all Liens, restrictions and claims of any kind.

         4.7 NO VIOLATION. Except as set forth in Schedule 4.7, the execution and delivery of this Agreement by each of the Companies and the Shareholders, the performance by them of their respective obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (i) contravene any provision of the Articles of Incorporation or Bylaws of either of the Companies, (ii) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or enforceable against any of the Companies or either of the Shareholders, (iii) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right to terminate, amend, modify, abandon or accelerate, any material Contract which is applicable to, binding upon or enforceable against any of the Companies or either of the Shareholders, (iv) result in or require the creation or imposition of any Lien upon or with respect to any of the property or assets of any of the Companies, or (v) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person, except any SEC and other filings required to be made by Kellstrom and any filings required to be made by the parties under the HSR Act, if any.

         4.8 RECORDS OF THE COMPANIES. The copies of the Articles of Incorporation and Bylaws of the Companies which were provided to Kellstrom are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Companies made available to Kellstrom for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of each of the Companies taken by written consent or at a meeting since incorporation. All material corporate actions taken by each of the Companies have been duly authorized or ratified. All accounts, books, ledgers and official and other records of each of the

Companies have been fully, properly and accurately kept and completed in all material respects, and there are no material inaccuracies or discrepancies of any kind contained therein. The stock ledgers of each of the Companies, as previously made available to Kellstrom, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of each of the Companies.

         4.9 SUBSIDIARIES. Neither of the Companies owns, directly or indirectly, any outstanding voting securities of or other interests in, or controls, any other corporation, partnership, joint venture or other business entity.

         4.10 FINANCIAL STATEMENTS. Attached hereto as Schedule 4.10 are the financial statements of each of the Companies (including, with respect to Aerocar Aviation, the notes thereto) for the years ended December 31, 1993, December 31, 1994, December 31, 1995, December 31, 1996 and December 31, 1997, prepared and, with respect to those in respect of Aerocar Aviation, audited, by Kabat Schertzer & Co. (the "Accountants") (the "Financial Statements"). The balance sheet of each of the Companies dated as of December 31, 1997 included in the Financial Statements is hereinafter sometimes referred to as the "Current Balance Sheet." The Financial Statements fairly present the financial position of each of the Companies at each of the balance sheet dates and the results of operations for the periods covered thereby, and have been prepared in accordance with GAAP consistently applied throughout the periods indicated. The books and records of each of the Companies fully and fairly reflect in all material respects all of its transactions, properties, assets and liabilities. Except as reflected on the Financial Statements, there are no material extraordinary or non-recurring items of income or expense during the periods covered by the Financial Statements and the balance sheets included in the Financial Statements do not reflect any writeup or revaluation increasing the book value of any assets, except as specifically disclosed in the notes thereto. The Financial Statements reflect all adjustments necessary for a fair presentation of the financial information contained therein.

         4.11 CHANGES SINCE THE CURRENT BALANCE SHEET DATE. Except as set forth on Schedule 4.11, since the date of the Current Balance Sheet, neither of the Companies has (i) issued any capital stock or other securities; (ii) made any distribution of or with respect to its capital stock or other securities or purchased or redeemed any of its securities; (iii) paid any bonus to or increased the rate of compensation of any of its officers or salaried employees or amended any other terms of employment of such persons; (iv) sold, leased or transferred any of its properties or assets other than in the ordinary course of business consistent with past practice; (v) made or obligated itself to make capital expenditures out of the ordinary course of business consistent with past practice; (vi) made any payment in respect of its liabilities other than in the ordinary course of business consistent with past practice; (vii) incurred any obligations or liabilities (including any indebtedness) or entered into any transaction or series of transactions involving in excess of $50,000 in the aggregate out of the ordinary course of business, except for the Contract to acquire the Engines on Order (hereinafter defined), this Agreement and the transactions contemplated hereby; (viii) suffered any theft, damage, destruction or casualty loss, not covered by insurance and for which a timely claim was filed, in excess of $50,000 in the aggregate; (ix) suffered any extraordinary losses (whether or not covered by insurance); (x) waived, canceled, compromised or released any rights having a value in excess of $50,000 in the aggregate; (xi) made or adopted any change in its accounting practice or policies; (xii) made any adjustment to its books and records other than in respect of the conduct of its business activities in the ordinary course consistent with past practice;
(xiii) entered into any transaction with any Affiliate or Familial Affiliate other than intercompany transactions between the Companies in the ordinary course of business consistent with past practice; (xiv) entered into any employment agreement; (xv) terminated, amended or modified any agreement involving an amount in excess of $50,000; (xvi) imposed any security interest or other Lien on any of its assets other than in the ordinary course of business consistent with past practice; (xvii) delayed paying any accounts payable which are due and payable except to the extent being contested in good faith; (xviii) made or pledged any charitable contribution in excess of $5,000; (xix) entered into any other transaction or been subject to any event which has or may have a Material Adverse Effect on either of the Companies; or (xx) agreed to do or authorized any of the foregoing.

         4.12     LIABILITIES OF THE COMPANIES. Except as disclosed on Schedule
4.12 hereto, neither of the Companies has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, except (a) to the extent reflected on the Current Balance Sheet and not heretofore paid or discharged,
(b) liabilities incurred in the ordinary course of business consistent with past practice since the date of the Current Balance Sheet (none of which relates to breach of contract, breach of warranty, tort, infringement or violation of law, or which arose out of any action, suit, claim, governmental investigation or arbitration proceeding), and (c) liabilities incurred in the ordinary course of business prior to the date of the Current Balance Sheet which, in accordance with GAAP consistently applied, were not required to be recorded thereon.

         4.13 LITIGATION. Except as disclosed on Schedule 4.13 hereto, there is no action, suit, or other legal or administrative proceeding or governmental investigation pending, threatened, anticipated or contemplated against, by or affecting either of the Companies, or any of their respective properties or assets, or either of the Shareholders, or which questions the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which either of the Companies is or was a party which have not been complied with in full or which continue to impose any obligations on any of the Companies.

         4.14     ENVIRONMENTAL MATTERS.

                  (a) Each of the Companies (as defined in clause (g) below) is and has at all times been in full compliance with all Environmental Laws (as defined in clause (g) below) governing its respective business, operations, properties and assets, including, without limitation: (i) all requirements relating to the Discharge (as defined in clause (g) below) and Handling (as defined in clause (g) below) of Hazardous Substances (as defined in clause (g) below); (ii) all requirements relating to notice, record keeping and reporting; (iii) all requirements relating to obtaining and maintaining Licenses (as defined in clause (g) below) for the ownership and/or use of its properties and assets and the operation of its business as presently conducted, including Licenses relating to Hazardous Substances; and (iv) all applicable writs, orders, judgements, injunctions, written governmental communications, decrees or demands issued pursuant to, or arising under, any Environmental Laws, except where non-compliance would not have a Material Adverse Effect on either of the Companies.

                  (b) There are no (and there is no basis for any) non-compliance orders, warning letters, notices of violation (collectively "Notices"), claims, suits, actions, judgments, penalties, fines, or administrative or judicial investigations or proceedings (collectively "Proceedings") pending or threatened against or involving either of the Companies, or their respective businesses, operations, properties, or assets, issued by any Governmental Authority or third party, for which either of the Companies could be liable, with respect to any Environmental Laws or Licenses issued to either of the Companies thereunder in connection with, related to or arising out of the ownership by either of the Companies of their respective properties or assets or the operation of their respective businesses, which have not been resolved to the satisfaction of the issuing Governmental Authority or third party in a manner that would not impose any obligation, burden or continuing liability on Kellstrom or any of the Companies in the event that the transactions contemplated by this Agreement are consummated, or which could have a Material Adverse Effect on any of the Companies, including, without limitation: (i) Notices or Proceedings related to either of the Companies being a potentially responsible party for a federal or state environmental cleanup site or for corrective action under any applicable Environmental Laws; (ii) Notices or Proceedings relating to either of the Companies being responsible to undertake any response or remedial actions or clean-up actions under any applicable Environmental Law; or (iii) Notices or Proceedings related to either of the Companies being liable under any Environmental Laws for personal injury, property damage, natural resource damage, or clean up obligations.

                  (c) Neither of the Companies has Handled or Discharged, nor has it allowed or arranged for any third party to Handle or Discharge, Hazardous Substances in violation of Environmental Laws to, at or upon: (i) any location other than a site lawfully permitted to receive such Hazardous Substances in violation of Environmental Laws; (ii) any real property currently or previously owned or leased by either of the Companies; or (iii) any site which, pursuant to any Environmental Laws, (x) has been placed on the National Priorities List or its state equivalent, or (y) the Environmental Protection Agency or the relevant state agency or other Governmental Authority has notified either of the Companies that such Governmental Authority has proposed or is proposing to place on the National Priorities List or its state equivalent. There has not occurred, nor is there presently occurring, a Discharge, or threatened Discharge, of any Hazardous Substance on, into or beneath the surface of, or adjacent to, any real property currently or previously owned or leased by either of the Companies in an amount requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws.

                  (d) Schedule 4.14 identifies the operations and activities, and locations thereof, which have been conducted or are being conducted by either of the Companies on any real property currently or previously owned or leased by either of the Companies which have involved the Handling or Discharge of Hazardous Substances.

                  (e) Neither of the Companies use, nor has used, any Aboveground Storage Tanks (as defined in clause (g) below) or Underground Storage Tanks (as defined in clause (g) below), and there are not now nor have there ever been any Underground Storage Tanks beneath any real property currently or previously owned or leased by either of the Companies that are required to be registered under applicable Environmental Laws.

                  (f) Schedule 4.14 identifies (i) all environmental audits, assessments or occupational health studies undertaken by either of the Companies or its agents or undertaken by any Governmental Authority, or any third party (as to such third party, known to either of the Companies or either of the Shareholders), relating to or affecting either of the Companies or any real property currently or previously owned or leased by either of the Companies;
(ii) the results of any ground, water, soil, air or asbestos monitoring undertaken by either of the Companies or its agents or known by either of the Companies or either of the Shareholders to have been undertaken by any Governmental Authority or any third party, relating to or affecting either of the Companies or any real property currently or previously owned or leased by either of the Companies which indicate the presence of Hazardous Substances at levels requiring a notice or report to be made to a Governmental Authority or in violation of any applicable Environmental Laws; (iii) all material written communications between either of the Companies and any Governmental Authority arising under or related to Environmental Laws; and (iv) all outstanding citations known by either of the Companies or either of the Shareholders to have been issued under OSHA, or similar state or local statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, relating to or affecting either of the Companies or any real property currently or previously owned or leased by either of the Companies.

                  (g) For purposes of this Section 4.14, the following terms shall have the meanings ascribed to them below:

                  "Aboveground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Aboveground Storage Tanks.

                  "Companies" means Aerocar Aviation and any Affiliates of Aerocar Aviation and Aerocar Parts and any Affiliates of Aerocar Parts.

                  "Discharge" means any manner of spilling, leaking, dumping, discharging, releasing or emitting, as any of such terms may further be defined in any Environmental Law, into any medium including, without limitation, ground water, surface water, soil or air.

                  "Environmental Laws" means all federal, state, regional or local statutes, laws, rules, regulations, codes, orders, injunctions, decrees, rulings, and ordinances or judicial or administrative interpretations thereof, or similar laws of foreign jurisdictions where either of the Companies conduct business, currently in existence, enacted or promulgated, any of which govern or relate to pollution, protection of the environment, public health and safety, air emissions, water discharges, hazardous or toxic substances, solid or hazardous waste or occupational health and safety, as any of these terms are or may be defined in such statutes, laws, rules, regulations, codes, orders, injunctions, decrees, rulings and ordinances, or judicial or administrative interpretations thereof, including, without limitation: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986, 42 U.S.C. ss.9601, et seq. (collectively "CERCLA"); the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and subsequent Hazardous and Solid Waste Amendments of 1984, 42 U.S.C. ss.6901 et seq. (collectively "RCRA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss.1801, et seq.; the Clean Water Act, as amended, 33 U.S.C. ss.1311, et seq.; the Clean Air Act, as amended (42 U.S.C. ss.7401- 7642); the Toxic Substances Control Act, as amended, 15 U.S.C. ss.2601 et seq.; the Federal Insecticide, Fungicide, and Rodenticide Act as amended, 7 U.S.C. ss.136-136y ("FIFRA"); the Emergency Planning and Community Right-to-Know Act of 1986 as amended, 42 U.S.C. ss.11001, et seq. (Title III of SARA) ("EPCRA"); and the Occupational Safety and Health Act of 1970, as amended, 29 U.S.C. ss.651, et seq. ("OSHA").

                  "Handle" means any manner of generating, accumulating, storing, treating, disposing of, transporting, transferring, labeling, handling, manufacturing or using, as any of such terms may be defined in any Environmental Law, of any Hazardous Substances or Waste.

                  "Hazardous Substances" shall be construed broadly to include any toxic or hazardous substance, material, or waste, and any other contaminant or pollutant, whether liquid, solid, semi-solid, sludge and/or gaseous, including without limitation, chemicals, compounds, by-products, pesticides, asbestos containing materials, petroleum or petroleum products, and polychlorinated biphenyls, the presence of which, as of the date hereof and/or the Closing Date, requires investigation or remediation under any Environmental Laws or which are, as of the date hereof and/or the Closing Date, or become regulated, listed or controlled by, under or pursuant to any Environmental Laws, including, without limitation, RCRA, CERCLA, the Hazardous Materials Transportation Act, the Toxic Substances Control Act, the Clean Air Act, the Clean Water Act, FIFRA, EPCRA and OSHA, or any similar state statute, or regulations implementing such statutes, laws, ordinances, codes, rules, regulations, orders, rulings, or decrees, or which has been determined or interpreted by any Governmental

         Authority to be a hazardous or toxic substance regulated under any other statute, law, regulation, order, code, rule, order, or decree.

                  "Licenses" means all licenses, certificates, permits, approvals and registrations.

                  "Underground Storage Tank" shall have the meaning ascribed to such term in Section 6901 et seq., as amended, of RCRA, or any applicable state or local statute, law, ordinance, code, rule, regulation, order ruling, or decree governing Underground Storage Tanks.

         4.15     REAL ESTATE.

                  (a) The Companies do not own any real property or any interest therein.

                  (b) Schedule 4.15(b) sets forth a list of all leases, licenses or similar agreements which are for the use or occupancy of real property ("Leases") to which any of the Companies is a party (copies of which have previously been furnished to Kellstrom), in each case setting forth (A) the lessor and lessee thereof and the date and term of each of the Leases, (B) the street address of each property covered thereby, and (C) a brief description (including size and function) of the principal improvements and buildings thereon (the "Leased Premises"), all of which are within the property setback and building lines of the respective property. The Leases are in full force and effect and have not been amended, and, to the best of each of the Companies and each Shareholder's knowledge, the other party is not in material default or breach under any such Lease. No event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of or default under any of such Leases. With respect to each such Leased Premises, each of the Companies has valid leasehold interests in the Leased Premises, free and clear of any Liens which have not been adequately bonded or are being contested in good faith.

         4.16     GOOD TITLE TO AND CONDITION OF ASSETS.

                  (a) Except as set forth on Schedule 4.16, each of the Companies has good and marketable title to all of its Assets (as hereinafter defined), free and clear of any Liens or restrictions on use. For purposes of this Agreement, the term "Assets" means all of the properties and assets of each of the Companies, other than the Leased Premises, whether personal or mixed, tangible or intangible, wherever located including, without limitation, the aircraft, aircraft engines (including engines held for lease) and the spare parts set forth on Schedule 4.16(a) hereto (the engines identified therein are hereinafter collectively referred to as the "Designated Engines"). Aerocar Aviation is in the process of acquiring the two (2) aircraft engines identified on Schedule 4.16(a) as "Engines on Order" (the "Engines on Order") which, when Aerocar Aviation acquires the same shall become Designated Engines hereunder.

                  AT CLOSING, KELLSTROM SHALL BE DEEMED TO ACKNOWLEDGE THAT NEITHER THE COMPANIES NOR THE SHAREHOLDERS HAVE MADE NOR SHALL BE DEEMED TO HAVE MADE ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, FITNESS FOR PARTICULAR USE OR PURPOSE, DESIGN OR CONDITION OF, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP IN, THE DESIGNATED ENGINES OR THE AIRCRAFT/ENGINE SPARE PARTS INCLUDED IN THE ASSETS (WHICH ARE BEING ACQUIRED AS AN ASSET OF THE COMPANIES ON AN "AS IS" "WHERE IS" BASIS,) AND THE COMPANIES AND THE SHAREHOLDERS DISCLAIM AND KELLSTROM HEREBY WAIVES ALL SUCH WARRANTIES, ARISING BY LAW OR OTHERWISE, AS TO THE PHYSICAL CONDITION OF THE DESIGNATED ENGINES AND THE AIRCRAFT/ENGINE SPARE PARTS, INCLUDING, BUT NOT LIMITED TO, ANY AND ALL DEFECTS, WHETHER OBVIOUS, LATENT OR UNDISCOVERABLE. EXCEPT AS OTHERWISE SET FORTH HEREIN, KELLSTROM AT CLOSING SHALL BE DEEMED TO ACKNOWLEDGE THAT IT HAS NOT SOUGHT FROM THE COMPANIES, OR LOOKED TO OR RELIED UPON THE COMPANIES, FOR ANY ANALYSIS, EVALUATION OR ADVICE WITH RESPECT TO ANY AIRCRAFT ENGINE LEASE OR LESSEE.

                  (b) The Fixed Assets (as hereinafter defined) currently in use or necessary for the business and operations of each of the Companies are in good operating condition, normal wear and tear excepted. For purposes of this Agreement, the term "Fixed Assets" means all vehicles, machinery, equipment, tools, supplies, leasehold improvements, furniture and fixtures (other than Designated Engines and aircraft/engine spare parts) used by or located on the premises of each of the Companies or set forth on the Current Balance Sheet or acquired by each of the Companies since the date of the Current Balance Sheet.
Schedule 4.16(b) lists the vehicles owned, leased or used by each of the Companies, setting forth the make, model, vehicle identification number, and year of manufacture, and for each vehicle, whether it is owned or leased, and if owned, the name of any lienholder and the amount of the lien, and if leased, the name of the lessor and, whether owned or leased.

         4.17     COMPLIANCE WITH LAWS.

                  (a) Each of the Companies is and has been in compliance with all laws, regulations and orders applicable to it, its business and operations (as conducted by it now and in the past), the Assets and the Leased Premises and any other properties and assets (in each case owned or used by it now or in the past), except where the failure to so comply would not have a Material Adverse Effect on either of the Companies. Neither of the Companies has been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened.

                  (b) Neither of the Companies is subject to any Contract, decree or injunction in which either of the Companies is a party which restricts the continued operation of any business of either of the Companies or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         4.18 LABOR AND EMPLOYMENT MATTERS. The Companies and the Shareholders have delivered to Kellstrom on the date hereof a list setting forth the name, address, social security number and current rate of compensation of the employees of each of the Companies. Neither of the Companies is a party to or bound by any collective bargaining agreement or any other agreement with a labor union, and there has been no effort by any labor union during the 24 months prior to the date hereof to organize any employees of either of the Companies into one or more collective bargaining units. Each of the Companies has complied with applicable laws, rules and regulations relating to employment, civil rights and equal employment opportunities, including but not limited to, the Civil Rights Act of 1964, the Fair Labor Standards Act, the Americans with Disabilities Act, as amended, and the Immigration Reform and Control Act of 1986, as amended, except where the failure to so comply would not have a Material Adverse Effect on either of the Companies.

         4.19     EMPLOYEE BENEFIT PLANS.

                  (a) Employee Benefit Plans. Schedule 4.19 contains a list setting forth each employee benefit plan or arrangement of each of the Companies, including but not limited to employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents, of each of the Companies participate ("Employee Benefit Plans") (true and accurate copies of which, together with the most recent annual reports on Form 5500 and summary plan descriptions with respect thereto, were furnished to Kellstrom).

                  (b) Compliance with Law. With respect to each Employee Benefit Plan, (i) each has been administered in all material respects in compliance with its terms and with all applicable laws, including, but not limited to, ERISA and the Internal Revenue Code of 1986, as amended (the "Code"); (ii) no actions, suits, claims or disputes are pending, or threatened; (iii) no audits, inquiries, reviews, proceedings, claims, or demands are pending with any governmental or regulatory agency; (iv) there are no facts which could give rise to any liability in the event of any such investigation, claim, action, suit, audit, review, or other proceeding; (v) all material reports, returns, and similar documents required to be filed with any governmental agency or distributed to any plan participant have been duly or timely filed or distributed; and (vi) no "prohibited transaction" has occurred within the meaning of the applicable provisions of ERISA or the Code.

                  (c) Qualified Plans. With respect to each Employee Benefit Plan intended to qualify under Code Section 401(a) or 403(a), (i) the Internal Revenue Service has issued a favorable determination letter, true and correct copies of which have been furnished to Kellstrom, that such plans are qualified and exempt from federal income taxes;
(ii) no such determination letter has been revoked nor has revocation been threatened, nor has any amendment or other action or omission occurred with respect to any such plan since the date of its most recent determination letter or application therefor in any respect which would adversely affect its qualification or materially increase its costs; (iii) no such plan has been amended in a manner that would require security to be provided in accordance with Section 401(a)(29) of the Code; (iv) no reportable event (within the meaning of Section 4043 of ERISA) has occurred, other than one for which the 30-day notice requirement has been waived; (v) as of the Closing Date, the present value of all liabilities that would be "benefit liabilities" under
Section 4001(a)(16) of ERISA if benefits described in Code Section 411(d)(6)(B) were included will not exceed the then current fair market value of the assets of such plan (determined using the actuarial assumptions used for the most recent actuarial valuation for such plan); (vi) all contributions to, and payments from and with respect to such plans, which may have been required to be made in accordance with such plans and, when applicable, Section 302 of ERISA or
Section 412 of the Code, have been timely made; and (vii) all such contributions to the plans, and all payments under the plans (except those to be made from a trust qualified under Section 401(a) of the Code) and all payments with respect to the plans (including, without limitation, PBGC (as defined below) and insurance premiums) for any period ending before the Closing Date that are not yet, but will be, required to be made are properly accrued and reflected on the Current Balance Sheet.

                  (d) Multiemployer Plans. With respect to any multiemployer plan, as described in Section 4001(a)(3) of ERISA ("MPPA Plan"), (i) all contributions required to be made with respect to employees of each of the Companies have been timely paid; (ii) neither of the Companies has incurred or is expected to incur, directly or indirectly, any withdrawal liability under ERISA with respect to any such plan (whether by reason of the transactions contemplated by this Agreement or otherwise); (iii) Schedule 4.19 sets forth (A) the withdrawal liability under ERISA to each MPPA Plan, (B) the date as of which such amount was calculated, and (C) the method for determining the withdrawal liability; and (iv) no such plan is (or is expected to be) insolvent or in reorganization and no accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, exists or is expected to exist with respect to any such plan.

                  (e) Welfare Plans. (i) Neither of the Companies is obligated under any employee welfare benefit plan as described in Section 3(1) of ERISA ("Welfare Plan") to provide medical or death benefits with respect to any employee or former employee of either of the Companies or their respective predecessors after termination of employment; (ii) each of the Companies has complied with the notice and continuation coverage requirements of Section 4980B of the Code and the regulations thereunder with respect to each Welfare Plan that is, or was during any taxable year for which the statute of limitations on the assessment of federal income taxes remains, open, by consent or otherwise, a group health plan within the meaning of Section 5000(b)(1) of the Code; and
(iii) there are no reserves, assets, surplus or prepaid premiums under any Welfare Plan which is an Employee Benefit Plan. The consummation of the transactions contemplated by this Agreement will not entitle any individual to severance pay, and will not accelerate the time of payment or vesting, or increase the amount of compensation, due to any individual.

                  (f) Controlled Group Liability. Neither of the Companies, nor any entity that would be aggregated with it under Code Section 414(b), (c), (m) or (o), (i) has ever terminated or withdrawn from any employee benefit plan under circumstances resulting (or expected to result) in liability to the Pension Benefit Guaranty Corporation ("PBGC"), the fund by which the employee benefit plan is funded, or any employee or beneficiary for whose benefit the plan is or was maintained (other than routine claims for benefits); (ii) has any assets subject to (or expected to be subject to) a lien for unpaid contributions to any employee benefit plan; (iii) has failed to pay premiums to the PBGC when due; (iv) is subject to (or expected to be subject to) an excise tax under Code
Section 4971; (v) has engaged in any transaction which would give rise to liability under Section 4069 or Section 4212(c) of ERISA; or (vi) has violated Code Section 4980B or Section 601 through 608 of ERISA.

                  (g) Other Liabilities. (i) None of the Employee Benefit Plans obligates either of the Companies to pay separation, severance, termination or similar benefits solely as a result of any transaction contemplated by this Agreement or solely as a result of a "change of control" (as such term is defined in Section 280G of the Code); (ii) all required or discretionary (in accordance with historical practices) payments, premiums, contributions, reimbursements, or accruals for all periods ending prior to or as of the Closing Date shall have been made or properly accrued on the Current Balance Sheet or will be properly accrued on the books and records of each of the Companies as of the Closing Date; and (iii) none of the Employee Benefit Plans has any unfunded liabilities which are not reflected on the Current Balance Sheet or the books and records of each of the Companies.

         4.20 TAX MATTERS. Except as set forth on Schedule 4.20, all Tax Returns required to be filed prior to the date hereof with respect to the Companies or any of their respective income, properties, franchises or operations have been timely filed where required to be filed, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate in all respects. Except as set forth on Schedule 4.20, all Taxes due and payable by or with respect to each of the Companies have been paid or are accrued on the Current Balance Sheet. Except as set forth on Schedule 4.20 hereto: (i) with respect to each taxable period of each of the Companies (for 1993, 1994 and 1995 for federal tax purposes), either such taxable period has been audited by the relevant taxing authority or the time for assessing or collecting Taxes with respect to each such taxable period has closed and such taxable period is not subject to review by any relevant taxing authority; (ii) no deficiency or proposed adjustment which has not been settled or otherwise resolved for any amount of Taxes has been asserted or assessed by any taxing authority against either of the Companies; (iii) neither of the Companies has consented to extend the time in which any Taxes may be assessed or collected by any taxing authority; (iv) neither of the Companies has requested or been granted an extension of the time for filing any Tax Return to a date later than the Closing Date; (v) there is no action, suit, taxing authority proceeding, or audit or claim for refund now in progress, pending or threatened against or with respect to either of the Companies regarding Taxes; (vi) neither of the Companies has made an election or filed a consent under Section 341(f) of the Code (or any corresponding provision of state, local or foreign law) on or prior to the Closing Date; (vii) there are no Liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of either of the Companies; (viii) neither of the Companies will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Closing Date, to include any adjustment under Section 481(c) of the Code (or any corresponding provision of state, local or foreign law) in taxable income for any taxable period (or portion thereof) beginning after the Closing Date or (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign law), to include any item of income or exclude any item of deduction from any taxable period (or portion thereof) beginning after the Closing Date; (ix) neither of the Companies has been a member of an affiliated group (as defined in Section 1504 of the Code) or filed or been included in a combined, consolidated or unitary income Tax Return;
(x) neither of the Companies is a party to or bound by any tax allocation or tax sharing agreement or has any current or potential contractual obligation to indemnify any other Person with respect to Taxes; (xi) neither of the Companies has made any payments, and will not become obligated (under any contract entered into on or before the Closing Date) to make any payments, that will be non-deductible under Section 280G of the Code (or any corresponding provision of state, local or foreign law); (xii) neither of the Companies has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code (or any corresponding provision of state, local or foreign law) during the applicable period specified in Section 897(c)(1)(a)(ii) of the Code (or any corresponding provision of state, local or foreign law); (xiii) no claim has ever been made by a taxing authority in a jurisdiction where either of the Companies does not file Tax Returns that such company is or may be subject to Taxes assessed by such jurisdiction; (xiv) neither of the Companies has any permanent establishment in any foreign country, as defined in the relevant tax treaty between the United States of America and such foreign country; (xv) true, correct and complete copies of all income and sales Tax Returns filed by or with respect to each of the Companies for the past three years have been furnished or made available to Kellstrom; (xvi) neither of the Companies will be subject to any Taxes for the period ending at the Closing Date or any period for which a Tax Return has not been filed imposed pursuant to Section 1374 or Section 1375 of the Code (or any corresponding provision of state, local or foreign law); and
(xvii) a valid election under Section 1362(a) of the Code has been in effect for each of the Companies for each of their respective taxable years, as to Aerocar Aviation since March 1, 1988 and as to Aerocar Parts since its date of incorporation, and such election has not been revoked or terminated and none of the Companies or any existing or previous shareholders of any of the Companies has taken any action (nor are they aware of any such action by any other Person) which would cause (other than the transactions contemplated hereby) or have caused a termination of such "S" election, and none of the Companies has ever failed to be a small business corporation as defined in Section 1361(b) of the Code and the Treasury Regulations thereunder.

         4.21 INSURANCE. Schedule 4.21 contains (i) a complete and correct list of all policies of insurance covering each of the Companies' respective properties, assets and business (together with all amendments and riders thereto, the "Insurance Policies") (copies of which have been provided to Kellstrom) and (ii) a detailed description of each pending claim under any of the Insurance Policies for an amount in excess of $10,000 that relates to loss or damage to the properties, assets or businesses of each of the Companies. Neither of the Companies has failed to give, in a timely manner, any notice required under any of the Insurance Policies necessary to preserve its rights thereunder with respect to any outstanding claims and the Companies and the Shareholders have no knowledge of any uninsured claims or losses. Each of the Companies has complied with the material provisions of such Insurance Policies as in effect from time to time.

         4.22 RECEIVABLES. All of the Receivables (as hereinafter defined) outstanding on May 4, 1998 are identified on Schedule 4.22 hereto and are valid and legally binding, represent bona fide transactions and arose in the ordinary course of business of each of the Companies. All of the Receivables are good and collectible receivables, and will be collected in full in accordance with the terms of such receivables (and in any event within six months following the Closing), without set off or counterclaims, subject to the allowance for doubtful accounts, if any, set forth on the Current Balance Sheet as reasonably adjusted since the date of the Current Balance Sheet in the ordinary course of business consistent with past practice. For purposes of this Agreement, the term "Receivables" means all receivables of the Companies, including all trade account receivables arising from the provision of services, sale of inventory, notes receivable, and insurance proceeds receivable. At the written request of Kellstrom, the Shareholders shall purchase from Kellstrom, and Kellstrom shall sell to the Shareholders, all Receivables which arose prior to the Closing Date and remain uncollected on the six month anniversary of the Closing at a purchase price equal to the face amount thereof and, upon such purchase, the Shareholders may retain the proceeds of such Receivables as and when collected by them (and to the extent thereafter collected by Kellstrom, Kellstrom shall promptly remit the same to the Shareholders) and Kellstrom shall take such actions in connection with the collection thereof as the Shareholders shall reasonably request at the Shareholders' sole cost and expense. Kellstrom shall utilize commercially reasonable efforts to collect all Receivables after Closing. Kellstrom shall not take any action to compromise such Receivables, which in the aggregate, exceed $50,000, without Carmel's prior written consent which consent will not be unreasonably withheld. Notwithstanding anything in this Agreement to the contrary, the Shareholders shall not be obligated to purchase any Receivable whose collectability has been materially impaired by Kellstrom's failure to perform its obligations in the transaction giving rise to such Receivable or any other act or omission of Kellstrom, including any material violation by Kellstrom of the terms of this and the immediately preceding two (2) sentences.

         4.23 LICENSES AND PERMITS. Attached as Schedule 4.23 is a list of all aviation-related licenses and required governmental or official approvals, permits or authorizations held by the Companies, including but not limited to those required to be issued by the Federal Aviation Administration or pursuant to Part 145 of the Federal Aviation Regulations (collectively, the "Aviation Permits") and all other required governmental or official licenses, approvals, permits or authorizations (collectively, with the Aviation Permits, the "Permits") material to its businesses and operations, including with respect to the operation of each of the Leased Premises. All such Permits are valid and in full force and effect, and each of the Companies is in compliance in all material respects with the respective requirements thereof and no proceeding is pending or threatened to revoke or amend any of them.

         4.24 RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS; AFFILIATED TRANSACTIONS. To the best of the Companies' and the Shareholders' knowledge, no current supplier to either of the Companies of items essential to the conduct of its business has threatened to terminate its business relationship with it for any reason. Except as set forth on Schedule 4.24, no officer, director or shareholder of either of the Companies, nor any person related by blood or marriage to either of the Shareholders, nor any entity in which any such person owns any beneficial interest, is a party to any Contract or transaction with either of the Companies or has any interest in any property used by either of the Companies.

         4.25 INTELLECTUAL PROPERTY. Each of the Companies has full legal right, title and interest in or the right to use pursuant to license and to all trademarks, service marks, trade names, copyrights, know-how, patents, trade secrets, proprietary computer software, data bases and compilations, licenses (including licenses for the use of computer software programs), and other intellectual property used in the conduct of its business (the "Intellectual Property"). The business of each of the Companies as presently conducted and use of the Intellectual Property in accordance with the terms of the applicable license agreements, does not infringe or misappropriate any rights held or asserted by any Person, and no Person is infringing on the Intellectual Property. No payments are required for the continued use of the Intellectual Property. Neither the Companies nor any Shareholder has notice that the Intellectual Property has been declared invalid or unenforceable, or is the subject of any pending or threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding to which either of the Companies is a party.

         4.26 CONTRACTS. Schedule 4.26 sets forth a list of each Contract to which each of the Companies is a party or by which it or its properties and assets are bound (other than any Contract which provides for aggregate payments of less than $10,000) (the "Designated Contracts"). True and correct copies of each written Designated Contract have been provided to Kellstrom and true and correct summaries of each oral Designated Contract are set forth on Schedule
4.26. The copy of each written Designated Contract or summary of each oral Designated Contract furnished to Kellstrom is a true and complete copy or summary, as the case may be, of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement.
Schedule 4.26 identifies Designated Contracts identified therein that require the consents of third parties to the transactions contemplated hereby. Neither of the Companies has violated any of the material terms or conditions of any Designated Contract or any term or condition which would permit termination or material modification of any Designated Contract, and to the best of the Companies' and the Shareholders' knowledge, (i) all of the covenants to be performed by any other party thereto have been fully performed (other than with respect to engine lease covenants relating to the maintenance or condition of engines or maintenance logs) and (ii) there are no claims for breach or indemnification or notice of default or termination under any Designated Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by either of the Companies under any Designated Contract, and, to the best of the Companies' and the Shareholders' knowledge, no such event has occurred which constitutes or would constitute a default by any other party. As used in this Section, Designated Contracts shall include, without limitation, formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligations to any other Person, or letters of intent or commitment letters with respect to the same; (b) contracts obligating either of the Companies to provide products or services for a period of one year or more, excluding standard maintenance contracts entered into in the ordinary course of business without material modification from the preprinted forms used by the Companies in the ordinary course of their businesses; (c) leases of real property, (d) leases of personal property (including, without limitation, aircraft and engine leases); (e) distribution, sales agency or franchise or similar agreements, or agreements providing for an independent contractor's services, or letters of intent with respect to the same; (f) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, any other agreements relating to either of the Companies or any employee, officer or director of either of the Companies, and all employee handbooks, policy statements and similar plans; (g) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (h) any Contract relating to pending capital expenditures by either of the Companies;
(i) contracts obligating either of the Companies to purchase vehicles, parts, accessories, supplies, equipment, oil, advertising, media and media related services of any kind; and (j) all other Contracts or understandings which are material to either of the Companies or its business, assets or properties, irrespective of subject matter and whether or not in writing, and not otherwise disclosed on the Schedules.

         4.27 ACCURACY OF INFORMATION FURNISHED BY THE COMPANIES OR THE SHAREHOLDERS. No representation, statement or information made or furnished by the Companies or the Shareholders to Kellstrom or any of Kellstrom's representatives, including those contained in this Agreement and the various Schedules attached hereto and the other information and statements referred to herein and previously furnished by either of the Companies and the Shareholders in connection with the evaluation, negotiation and consummation of the transactions contemplated hereby, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact necessary to make the information contained therein not misleading. The Companies and the Shareholders have provided Kellstrom with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.

         4.28 INVESTMENT INTENT; ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. Each of the Shareholders is or will be acquiring the Kellstrom Common Stock hereunder for his or her own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Kellstrom Common Stock, except in compliance with applicable state and federal securities laws. The Shareholders have had the opportunity to discuss the transactions contemplated hereby with Kellstrom and have had the opportunity to obtain such information pertaining to Kellstrom as has been requested, including but not limited to filings made by Kellstrom with the SEC under the Exchange Act, including the most recent filing by Kellstrom on Form 10-K, and any filings on Schedule 14A and Forms 10-Q or 8-K since the end of Kellstrom's last fiscal year end, which filings are also available on the Internet at www.sec.gov. Each Shareholder is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he is capable of evaluating the merits and risks of an investment in the Kellstrom Common Stock. As a condition to the delivery of the Stock Consideration to the Shareholders, if any, the Shareholders shall deliver to Kellstrom a representation substantially identical to the provisions of this Section 4.28.

         4.29 BANK ACCOUNTS; BUSINESS LOCATIONS. Schedule 4.29 sets forth all accounts of each of the Companies with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, neither of the Companies has any office or place of business other than as identified on Schedule 4.15(b) and the Companies' principal places of business and chief executive offices are indicated on Schedule 4.15(b), and, except for equipment leased to customers in the ordinary course of business, all locations where the equipment, inventory, chattel paper and books and records of the Companies are located as of the date hereof are fully identified on Schedule 4.15(b).

         4.30 NAMES; PRIOR ACQUISITIONS. All names under which the Companies do business as of the date hereof are specified on Schedule 4.30. Except as set forth on Schedule 4.30, neither of the Companies has changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         4.31 NO COMMISSIONS. Neither of the Companies nor any Shareholder has incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

                                    ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE ACQUISITION


         5.1 CONDUCT OF BUSINESS BY THE COMPANIES PENDING THE ACQUISITION. Each of the Companies covenants and agrees that, between the date of this Agreement and the Closing Date, the business of each of the Companies shall be conducted only in, and each of the Companies shall not take any action except in, the ordinary course of business, consistent with past practice. Each of the Companies shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its current officers, employees and consultants, and to preserve its present relationships with customers, suppliers and other persons with which it has significant business relations. By way of amplification and not limitation, neither of the Companies shall, between the date of this Agreement and the Closing Date, directly or indirectly, do or propose or agree to do any of the following without the prior written consent of Kellstrom:

                  (a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

                  (b) issue, sell, pledge, dispose of, encumber, or, authorize the issuance, sale, pledge, disposition, lease, grant of an encumbrance on, (i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest, of it, (ii) subject to (iii) below, any of its assets, tangible or intangible, except in the ordinary course of business consistent with past practice and in transactions not exceeding $100,000 in the aggregate, or (iii) any aircraft or Designated Engines;

                  (c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

                  (d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

                  (e) (i) acquire (including, without limitation, for cash or shares of stock, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership or other business organization or division thereof, or make any investment either by purchase of stock or securities, contributions of capital or property transfer, or, except in the ordinary course of business, consistent with past practice and in transactions not exceeding $100,000 in the aggregate, purchase any property or assets of any other Person, (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans or advances, (iii) to the extent not prohibited by any other provision of this
Section 5.1, enter into any Contract other than in the ordinary course of business, consistent with past practice and providing for payments not exceeding $100,000 in the aggregate over the term of such Contract, (iv) make capital expenditures exceeding $100,000 or purchases of inventories exceeding $50,000, in each case in the aggregate, or (v) engage in any transaction with an Affiliate or Familial Affiliate of either of the Companies; provided, however, that Aerocar Aviation may pay for and take delivery of the Engines on Order as long as the source of the payment by Aerocar Aviation of the cost therefor shall be the proceeds of a capital contribution of either Shareholder to Aerocar Aviation which, as a matter of clarification, shall not have the effect of increasing the Purchase Price;

                  (f) except as set forth on Schedule 5.1(f) hereto, increase the compensation payable or to become payable to its officers or employees, or, except as presently bound to do, grant any severance or termination pay to, or enter into any employment or severance agreement with, any of its directors, officers or other employees, or establish, adopt, enter into or amend or take any action to accelerate any rights or benefits which any collective bargaining, bonus, profit sharing, trust, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees; provided, however, that Carmel shall be entitled only to be paid the base salary and benefits set forth on Schedule 5.1(f) hereto notwithstanding any past practices, anything to the contrary contained herein or in any agreement or arrangement that he has with either of the Companies;

                  (g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures;

                  (h) pay, discharge or satisfy any existing claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of due and payable liabilities reflected or reserved against in its financial statements, as appropriate, or liabilities incurred after the date hereof in the ordinary course of business and consistent with past practice;

                  (i) increase or decrease prices charged to its customers, except for previously announced price changes, or take any other action which might reasonably be expected to result in any material increase in the loss of customers through non-renewal or termination of service contracts or other causes; or

                  (j) agree, in writing or otherwise, to take or authorize any of the foregoing actions or any action which would make any representation or warranty in Article IV untrue or incorrect.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         6.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

         6.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause each of the Companies to comply in all material respects with all of the respective covenants of each of the Companies under this Agreement.

         6.3 COOPERATION- GENERAL. Each of the parties agrees to use reasonable best efforts to cooperate with the other in the preparation and filing of all forms, notifications, reports and information, if any, required or reasonably deemed advisable pursuant to any law, rule or regulation, the rules of Nasdaq (or any exchange on which the Kellstrom Common Stock may be listed) or the National Association of Securities Dealers, Inc. in connection with the transactions contemplated by this Agreement, and to use their respective best efforts to agree jointly on a method to overcome any objections by any Governmental Authority to any such transactions.

         6.4 COOPERATION- THE OFFERING. The Companies and the Shareholders agree to use their reasonable best efforts to cooperate with Kellstrom in connection with Kellstrom's preparation of one or more registration statements to be filed in connection with the Offering. In connection with such cooperation, none of the Shareholders or Companies shall be required to certify as to the accuracy of information regarding the Companies or the Shareholders contained in any registration statement. The Companies and the Shareholders hereby confirm that, to the best of their knowledge, the Accountants have consented to the filing of the Companies' financial statements for the last three (3) fiscal years as part of such registration statements, and the Companies and the Shareholders shall, promptly upon request by Kellstrom, use their best efforts to secure from the Accountants such written consents as may be required to be filed as part of such registration statements.

         6.5      HSR ACT AND OTHER ACTIONS. Each of the parties hereto shall
(i) make promptly (and in no event later than ten (10) business days following the execution of this Agreement) its respective filings, if any, and thereafter make any other required submissions, under the HSR Act, with respect to the transactions contemplated hereby, and shall, if requested by Kellstrom, seek early termination of the applicable waiting period under the HSR Act, and (ii) use reasonable efforts to take all appropriate actions, and do, or cause to be done, all things necessary, proper or advisable under any applicable laws, regulations and Contracts to consummate and make effective the transactions contemplated herein, including, without limitation, obtaining all licenses, permits, consents, approvals, authorizations, qualifications and orders of any Governmental Authority and parties to Contracts with each of the Companies as are necessary for the consummation of the transactions contemplated hereby. Each of parties shall make on a prompt and timely basis all governmental or regulatory notifications and filings required to be made by it for the consummation of the transactions contemplated hereby. The parties also agree to use reasonable best efforts to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby and to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby.

         6.6 ACCESS TO INFORMATION. From the date hereof to the Closing Date, each of the Companies shall (and shall cause its directors, officers, employees, and use its best efforts to cause its auditors, counsel and agents
to) afford Kellstrom, the Underwriter and their respective officers, employees, auditors, counsel and agents reasonable access at all reasonable times to its properties, offices and other facilities, to its officers and employees and to all books and records, and shall furnish such persons with all financial, operating and other data and information regarding the Companies or the Shareholders as may be requested. Neither the due diligence investigation made by Kellstrom in connection with the Acquisition nor information provided to or obtained by Kellstrom shall affect any representation or warranty contained in this Agreement. Except to the extent expressly disclosed in this Agreement, or a schedule hereto, the Companies and the Shareholders do not make any representation or warranty regarding any information obtained by Kellstrom regarding the Companies or the Shareholders.

         6.7 NOTIFICATION OF CERTAIN MATTERS. The Companies and the Shareholders shall give prompt notice to Kellstrom of the occurrence or non-occurrence of any event of which either of the Companies or any Shareholder has knowledge which would likely cause any representation or warranty contained herein made by any of them to be untrue or inaccurate, or any covenant, condition, or agreement contained herein applicable to any of them not to be complied with or satisfied in any material respect. Kellstrom shall give prompt notice to the Shareholders of the occurrence or non-occurrence of any event of which Kellstrom has knowledge which would likely cause any representation or warranty contained herein made by Kellstrom to be untrue or inaccurate, or any covenant, condition, or agreement contained herein applicable to it not to be complied with or satisfied in any material respect.

         6.8 RESTRICTIVE COVENANTS. In order to assure that Kellstrom will realize the benefits of the Acquisition, the Shareholders agree with Kellstrom that they individually or collectively will not:

                           (i) for the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, lender or security holder of any company or business, engage in purchasing, selling or leasing of (a) aircraft, (b) jet, turbo prop or other aircraft engines, (c) jet, turbo prop or other aircraft engine parts, or (d) any other aircraft part, anywhere in the world; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                           (ii) for the period commencing on the Closing Date
                  and ending on the fifth anniversary of the Closing Date, without the prior written consent of Kellstrom, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor, lender or security holder of any company or business, engage in overhauling, refurbishing, manufacturing, marketing or distribution of (a) aircraft, (b) jet, turbo prop or other aircraft engines, (c) jet, turbo prop or other aircraft engine parts, or (d) any other aircraft part, anywhere in the world; provided, however, that, the beneficial ownership of less than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or over-the-counter market shall not be deemed, in and of itself, to violate the prohibitions of this Section;

                          (iii) for the period commencing on the Closing Date and ending on the fifth anniversary of the Closing Date, directly or indirectly, employ, or knowingly permit any company or business directly or indirectly controlled by either of them, to employ, any person who was employed by Kellstrom or the Companies, or any of their respective Affiliates, subsidiaries, successors or assigns (collectively, the "Kellstrom Companies") at or within the then prior six (6) months, or in any manner seek to induce any such person to leave his or her employment; and

                           (iv) at any time following the Closing Date, directly or indirectly, in any way utilize, disclose, copy, reproduce or retain in his possession either of the Companies' or the Kellstrom Companies' proprietary rights or records, including, but not limited to, any of their respective customer lists.

The Shareholders agree and acknowledge that the restrictions contained in this Section are reasonable in scope and duration and are necessary to protect the Kellstrom Companies after the Closing Date. If any provision of this Section 6.8 as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of this Agreement. If any such provision, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this Section will cause irreparable damage to the Kellstrom Companies and upon breach of any provision of this Section, the Kellstrom Companies shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which the Kellstrom Companies may have (including, without limitation, the right to seek monetary damages). Kellstrom and the Shareholders hereby agree that Kellstrom may assign, without limitation, the foregoing restrictive covenants to any successor to or Affiliates of Kellstrom.

         6.9 CONFIDENTIALITY; PUBLICITY. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued by any party hereto without the prior approval of the other parties, except that Kellstrom may make such public disclosure which it believes in good faith to be required by law or by the terms of any listing agreement with or requirements of a securities exchange upon which its securities may be listed or traded. Notwithstanding the foregoing or anything contained in the Confidentiality Agreement, Kellstrom shall have the right to disclose in any registration statements prepared in connection with the Offering information, including without limitation the Financial Statements and other financial information, concerning the Companies and the Shareholders that it in good faith believes is required to be disclosed pursuant to the Securities Act and the rules promulgated thereunder, the rules of Nasdaq and applicable state securities laws or is advised by the Underwriter is necessary or advisable. The parties confirm that the reference to "Recipient's Representatives" in the Confidentiality Agreement shall include the Underwriter.

         6.10 NO OTHER DISCUSSIONS. Each of the Companies, the Shareholders, and their respective Affiliates, employees, agents and representatives will not
(i) initiate, encourage the initiation by others of discussions or negotiations with third parties or respond to solicitations by third persons relating to any merger, sale or other disposition of any substantial part of the assets, business or properties of each of the Companies (whether by merger, consolidation, sale of stock or otherwise) or (ii) enter into any agreement or commitment (whether or not binding) with respect to any of the foregoing transactions. The Companies and the Shareholders will immediately notify Kellstrom if any third party attempts to initiate any solicitation, discussion or negotiation with respect to any of the foregoing transactions.

         6.11 DUE DILIGENCE REVIEW AND ENVIRONMENTAL ASSESSMENT. Kellstrom shall be entitled to have conducted prior to Closing a due diligence review of the assets, properties, books and records of each of the Companies and an environmental assessment of the Leased Premises (hereinafter referred to as "Environmental Assessment"). The Environmental Assessment may include, but not be limited to, a physical examination of the Leased Premises, and any structures, facilities, or equipment located thereon, soil samples, ground and surface water samples, storage tank testing, review of pertinent records, documents, and Licenses of each of the Companies. The Companies and the Shareholders shall provide Kellstrom or its designated agents or consultants with the access to such properties controlled or used by either of the Companies or any Shareholder which Kellstrom, its agents or consultants require to conduct the Environmental Assessment. If the Environmental Assessment identifies environmental conditions which require remediation or further evaluation under the Environmental Laws or if the results of the Environmental Assessment or due diligence review are otherwise not satisfactory to Kellstrom in its sole discretion, then Kellstrom may, on or prior to June 30, 1998, elect not to close the transactions contemplated by, and terminate, this Agreement, in addition to any other remedies that may be available to it, notwithstanding anything to the contrary contained herein. Kellstrom's failure or decision not to conduct any such Environmental Assessment or due diligence review shall not affect any representation or warranty of the Shareholders under this Agreement.

         6.12 TRADING IN KELLSTROM COMMON STOCK. Except as otherwise expressly consented to by Kellstrom, from the date of this Agreement until the Closing Date, neither of the Companies nor any Shareholder (nor any Affiliates thereof) will directly or indirectly purchase or sell (including short sales) any shares of Kellstrom Common Stock or derivative securities in any transactions effected on the Nasdaq or otherwise.

         6.13 CERTAIN TAX MATTERS; 338(H)(10) ELECTION. The Shareholders shall duly prepare, or cause to be prepared, and file, or cause to be filed, on a timely basis, all Tax Returns for each of the Companies for any period ending on or before the Closing Date. The Shareholders shall provide such Tax Returns to Kellstrom for review at least 60 days prior to their due date (including extensions where applicable). The Shareholders shall not file any amended Tax Returns with respect to either of the Companies without the prior written consent of Kellstrom which consent shall not be unreasonably withheld. At the option of Kellstrom, and if Kellstrom so requests, the parties shall jointly make a timely election under Section 338(h)(10) of the Code with respect to either or both of the Aerocar Aviation Acquisition or the Aerocar Parts Acquisition and execute and deliver such documents as may be necessary to make such election on a timely basis.

         6.14 SHAREHOLDER VOTE. The Shareholders, in executing this Agreement, consent as the sole shareholders of each of the Companies to the Acquisition and the transactions contemplated hereby, and waive notice of any meeting in connection therewith, and hereby release and waive all rights with respect to the transactions contemplated hereby under the Articles of Incorporation or Bylaws of each of the Companies, applicable state law, and any agreements relating to the sale, purchase or voting of any capital stock of each of the Companies. At Closing, the Shareholders and each of the Companies agree that any and all agreements relating to the sale, purchase or voting of capital stock of either of the Companies, including any agreements described on Schedule 4.4, shall be, and hereby are, terminated.

         6.15 COMPANIES COMMON STOCK; STOCK POWERS; RELEASES. At the Closing, the Companies and the Shareholders shall deliver to Kellstrom: (i) all certificates evidencing shares of capital stock of each of the Companies held by them, duly endorsed for transfer to Kellstrom; and (ii) a release from the Shareholders and such of his and the Companies' Affiliates as may be designated by Kellstrom, in such form as is reasonably satisfactory to Kellstrom, releasing all claims of any nature against each of the Companies, if any, and any claims arising out of the Acquisition and the transactions contemplated by this Agreement, provided that such releases shall not cover any rights of the Shareholders against Kellstrom under this Agreement.

         6.16 RESIGNATION. The Shareholders shall, at Closing, deliver to Kellstrom the resignations of all persons in their capacities as officers or directors of each of the Companies effective on the Closing Date, and the Shareholders shall also resign as employees of the Companies effective on the Closing Date.

         6.17 PAYOFF AMOUNTS. Prior to Closing, each of the Companies shall request and deliver to Kellstrom payoff and estoppel letters from such holders of each of the Companies' outstanding Indebtedness as designated by Kellstrom, which letters shall contain payoff amounts, per diem interest, wire transfer instructions and an agreement to deliver, upon payment in full, UCC-3 termination statements, FAA lien releases, satisfactions of mortgage and any original promissory notes or other evidences of indebtedness marked canceled.

         6.18 INDEBTEDNESS. On and prior to the Closing Date, the Companies shall not incur or permit to exist Indebtedness in excess of $5,000,000.

         6.19 RELEASE OF PERSONAL GUARANTEES. Kellstrom shall exercise its reasonable best efforts to cause the release on the Closing Date of all guarantees issued by the Shareholders in respect of the Companies' indebtedness for borrowed money to First Union National Bank identified on Schedule 4.26 hereto, such release to be in writing and in a form reasonably satisfactory to the affected Shareholder. If Kellstrom is unable to obtain any such release, Kellstrom shall on the Closing Date repay such indebtedness in full with immediately available funds.

         6.20 INSURANCE. For the period commencing on the Closing Date and ending on the third anniversary of the Closing Date, Kellstrom shall cause the Shareholders to be added as additional insureds to its aviation comprehensive general liability insurance in effect from time to time which shall have limits of not less than US$150,000,000 combined single limit, and shall cause a certificate evidencing such insurance (and the fact that it may not be cancelled except upon thirty (30) days' prior written notice to the shareholders) to be delivered to the Shareholders at Closing and thereafter upon the request of either Shareholder.

         6.21 CERTAIN VEHICLES. On or prior to the Closing Date, the Shareholders shall use their best efforts to cause the leases of the automobiles driven by the Shareholders, which leases and automobiles are described in
Schedule 6.21 hereto (the "Vehicle Leases"), to be assigned from the Aerocar Parts or Aerocar Aviation, as applicable, to any Shareholder individually and to cause the lessor thereof to release the Companies from any further obligation thereunder. In the event that such assignment and release shall not have been accomplished on or prior to the Closing Date, (i) the Shareholders shall and hereby do indemnify the Companies and Kellstrom and hold each of them harmless for any obligations under or pursuant to such leases or arising from any use or operation of such vehicles, (ii) the Shareholders shall secure and pay for automobile insurance with limits of liability reasonably acceptable to Kellstrom but not less than $250,000 per occurrence and $500,000 in the aggregate and
(iii) shall cause Kellstrom and the Companies to be named as additional insureds thereunder and cause a certificate evidencing such insurance (and the fact that it may not be cancelled except upon thirty (30) days' prior written notice to Kellstrom and the Companies) to be delivered to Kellstrom at Closing and thereafter upon the request of Kellstrom.

         6.22 MARCH 31, 1998 BALANCE SHEET. On or prior to May 13, 1998, the Shareholders and the Companies shall deliver to Kellstrom the balance sheet of each of the Companies dated as of

March 31, 1998 which, upon delivery thereof, shall be deemed included in the Financial Statements; provided, however, notwithstanding delivery of such balance sheet, the Current Balance Sheet shall continue to be the December 31, 1997 balance sheet of each of the Companies.

         6.23 AIRPLANE HANGAR. On or prior to the Closing Date, Carmel shall have caused the lease of the aircraft hangar located at the North Perry Airport, Florida, presently being leased by one of the Companies to be assigned by the tenant to, and assumed by, Carmel individually, and shall cause the landlord thereof to consent thereto and release the Companies from any further obligation thereunder.

                                   ARTICLE VII

                   CONDITIONS TO THE OBLIGATIONS OF KELLSTROM

         The obligations of Kellstrom to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by Kellstrom:

         7.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of the Shareholders contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed on any schedule to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Each of the Companies and the Shareholders shall have performed and complied in all material respects with all of their respective obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Each of the Companies and the Shareholders shall have delivered to Kellstrom a certificate, dated as of the Closing Date, duly signed (in the case of each of the Companies, by its President), certifying that such representations and warranties are true and correct in all material respects and that all such obligations have been complied with and performed.

         7.2 NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no Material Adverse Change to either of the Companies.

         7.3 CORPORATE CERTIFICATE. The Shareholders shall have delivered to Kellstrom (i) copies of the Articles of Incorporation and Bylaws of each of the Companies as in effect immediately prior to the Closing Date, (ii) copies of resolutions adopted by the Board of Directors and Shareholders of each of the Companies authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of each of the Companies issued by the Secretary of State of the State of Florida as of a date not more than ten days prior to the Closing Date, certified in the case of subsections (i) and (ii) of this Section as of the Closing Date by the Secretary of each of the Companies as being true, correct and complete.

         7.4 OPINION OF COUNSEL. Kellstrom shall have received an opinion dated as of the Closing Date from counsel for each of the Companies and the Shareholders, in form and substance acceptable to Kellstrom, and containing standard exceptions and assumptions promulgated by the Florida Bar or the American Bar Association for opinions of this type, to the effect that:

                  (a) Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (b) Each of the Companies has obtained all necessary authorizations and consents of its Board of Directors and the Shareholders to effect the Acquisition;

                  (c) The execution and delivery of this Agreement by each of the Companies and the Shareholders, the performance by each of the Companies and the Shareholders of their respective obligations hereunder and the consummation by each of them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of each of the Companies, (b) violate or conflict with any applicable law, statute, ordinance, rule or regulation which is either applicable to, binding upon or enforceable against either of the Companies or any Shareholder, or (c) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except any SEC and other filings required to be made by Kellstrom or any filings required to be made by the parties under the HSR Act, if any;

                  (d) This Agreement is a valid and binding obligation of each of the Companies, and the Shareholders, and enforceable against the Companies and the Shareholders in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

         7.5 CONSENTS. Each of the Companies and the Shareholders shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of each of the Companies or any Shareholder from any Person from whom such consent or waiver is required, including without limitation, under any Contract or instrument or under the HSR Act or other law or regulation, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

         7.6 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Acquisition or any other transaction contemplated hereby, and which, in the judgment of Kellstrom, makes it inadvisable to proceed with the Acquisition and other transactions contemplated hereby.

         7.7 BOARD APPROVAL. The Board of Directors of Kellstrom shall have authorized and approved this Agreement, the Acquisition and the transactions contemplated hereby.

         7.8 DUE DILIGENCE REVIEW. Kellstrom's right to terminate this Agreement or refuse to close pursuant to Section 6.11 shall have expired.

         7.9 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         7.10 INDEBTEDNESS; UCC FILINGS. At the Closing Date, the aggregate amount of Indebtedness of the Companies shall not exceed $5,000,000. Additionally, a search of the UCC filings with respect to the Companies and searches of the FAA Registry with respect to the Designated Engines shall not disclose any active filings other than filings with respect to the Liens identified on Schedule 4.16 hereto or the Designated Contracts.

         7.11 CONSUMMATION OF UNDERWRITTEN PUBLIC OFFERING. Kellstrom shall have received net proceeds of not less than $100 million through an underwritten public offering of its debt or equity securities (the "Offering").

         7.12 DESIGNATED ENGINES. The Assets on the Closing Date shall consist of, without limitation, the Designated Engines and the Engines on Order (which shall have become Designated Engines); provided however, in the event that payment by Aerocar Aviation for the Engines on Order has not been made by the Closing Date, the Closing Date Payment shall be reduced by the cost to be paid therefor.

         7.13 LEASE AMENDMENT. The Companies and the landlord of the Leased Premises located at 1495 North Park Drive, Weston, Florida shall have amended and restated the leases in respect thereof on terms reasonably satisfactory to Kellstrom to, among other things, permit termination by the tenant(s) thereunder without penalty after December 31, 1998 upon thirty (30) days prior written notice to the landlord, provided that the earliest that such termination may be effective shall be January 1, 1999.

         7.14 RELEASES AND RESIGNATIONS. The Companies and the Shareholders shall have delivered the releases and resignations referred to in Sections 6.15 and 6.16 hereof.

                                  ARTICLE VIII

                        CONDITIONS TO THE OBLIGATIONS OF
                                THE SHAREHOLDERS

         The obligation of the Shareholders to effect the Acquisition shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, any or all of which may be waived in whole or in part in writing by the Shareholders:

         8.1 ACCURACY OF REPRESENTATIONS AND WARRANTIES AND COMPLIANCE WITH OBLIGATIONS. The representations and warranties of Kellstrom contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made at and as of that time except (i) for changes specifically permitted by or disclosed pursuant to this Agreement, and (ii) that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. Kellstrom shall have performed and complied in all material respects with all of its obligations required by this Agreement to be performed or complied with at or prior to the Closing Date. Kellstrom shall have delivered to the Shareholders a certificate, dated as of the Closing Date, and signed by an executive officer, certifying that such representations and warranties are true and correct and that all such obligations have been complied with and performed.

         8.2 NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no Material Adverse Change to Kellstrom.

         8.3 CORPORATE CERTIFICATE. Kellstrom shall have delivered to the Shareholders (i) copies of the Certificate of Incorporation and Bylaws of Kellstrom as in effect on the Closing Date, (ii) copies of resolutions adopted by the Board of Directors of Kellstrom authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of Kellstrom issued by the Secretary of State of the State of Delaware as of a date not more than ten days prior to the Closing Date, certified in the case of subsections (i) and
(ii) of this Section as of the Closing Date by the Secretary of each of the Companies as being true, correct and complete.

         8.4 OPINION OF COUNSEL. The Shareholders shall have received an opinion dated as of the Closing Date from counsel for Kellstrom, in form and substance acceptable to the Shareholders, and containing standard exceptions and assumptions promulgated by the Florida Bar or the American Bar Association for opinions of this type, to the effect that:

                  (a) Kellstrom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is authorized to carry on the business now conducted by it and to own or lease the properties now owned or leased by it;

                  (b) Kellstrom has obtained all necessary authorizations and consents of its Board of Directors to effect the Acquisition;

                  (c) The execution and delivery of this Agreement by Kellstrom, the performance by Kellstrom of its obligations hereunder and the consummation by it of the transactions contemplated by this Agreement will not (a) contravene any provision of the Certificate of Incorporation or Bylaws of Kellstrom, (b) violate or conflict with any applicable law, statute, ordinance, rule or regulation which is either applicable to, binding upon or enforceable against Kellstrom, or (c) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except any SEC and other filings required to be made by Kellstrom or any filings required to be made by the parties under the HSR Act, if any;

                  (d) This Agreement is a valid and binding obligation of Kellstrom and enforceable against Kellstrom in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or general equitable principles.

                  (e) The execution and delivery of the Warrant has been duly authorized by Kellstrom and the Warrant has been duly executed and delivered. The Kellstrom Common Stock issuable upon exercise of the Warrant has been reserved for issuance and, upon issuance thereof upon exercise thereof accompanied by payment of the exercise price therefor, will be duly and validly issued, fully paid and non-assessable.

         8.5 PURCHASE PRICE. Kellstrom shall have made the Closing Date Payments in respect of the Purchase Price, together with payment of the Purchase Price Adjustment Amount (if applicable).

         8.6 WARRANT. Kellstrom shall have executed and delivered the Warrant.

         8.7 NO ADVERSE LITIGATION. There shall not be pending or threatened any action or proceeding by or before any court or other governmental body which shall seek to restrain, prohibit, invalidate or collect damages arising out of the Acquisition or any other transaction contemplated hereby, and which, in the judgment of the Shareholders, makes it inadvisable to proceed with the Acquisition and other transactions contemplated hereby.

         8.8 HSR ACT WAITING PERIOD. Any applicable HSR Act waiting period shall have expired or been terminated.

         8.9 CONSENTS. Kellstrom shall have received consents to the transactions contemplated hereby and waivers of rights to terminate or modify any material rights or obligations of Kellstrom from any Person from whom such consent or waiver is required, including without limitation, under any Contract or instrument or under the HSR Act or other law or regulation, or who, as a result of the transactions contemplated hereby, would have such rights to terminate or modify such Contracts or instruments, either by the terms thereof or as a matter of law.

                                   ARTICLE IX

                               REGISTRATION RIGHTS

         The Shareholders shall have the following registration rights with respect to the Kellstrom Common Stock issued to them as part of the Stock Consideration hereunder, if any:

         9.1 REGISTRATION RIGHTS FOR STOCK CONSIDERATION. Kellstrom will utilize reasonable efforts to cause, within 30 days following the issuance to the Shareholders of the Stock Consideration, a registration statement to be filed under the Securities Act or an existing registration statement to be amended for the purpose of registering the outstanding Stock Consideration for resale on a delayed or continuous basis by a Holder thereof (the "Registration Statement"). Kellstrom shall use reasonable best efforts to cause the registration statement to be declared effective and cause all Stock Consideration to be listed on the principal national securities exchange on which Kellstrom's securities of the same class are then listed. For purposes of this Article, a person is deemed to be a "Holder" of Stock Consideration whenever such person is the record owner of Stock Consideration. Kellstrom will use reasonable efforts to have the Registration Statement become effective and cause the Stock Consideration to be registered under the Securities Act, and registered, qualified or exempted under the state securities laws of such jurisdictions as any Holder reasonably requests, as soon as is reasonably practicable. Notwithstanding the foregoing, Kellstrom may delay filing a Registration Statement, and may withhold efforts to cause the Registration Statement to become effective, if Kellstrom determines in good faith that such registration might interfere with or affect the negotiation or completion of any transaction that is being contemplated by Kellstrom (whether or not a final decision has been made to undertake such transaction) at the time the right to delay is exercised.

         9.2 EXPENSES OF REGISTRATION. Kellstrom shall pay all expenses incurred by Kellstrom in connection with the registration, qualification and/or exemption of the Stock Consideration, including any SEC and state securities law registration and filing fees, printing expenses, fees and disbursements of Kellstrom's counsel and accountants, transfer agents' and registrars' fees, fees and disbursements of experts used by Kellstrom in connection with such registration, qualification and/or exemption, and expenses incidental to any amendment or supplement to the Registration Statement or prospectuses contained therein. Kellstrom shall not, however, be liable for any sales, broker's or underwriting commissions or other selling expenses incurred upon sale by any Holder of any of the Stock Consideration.

         9.3 FURNISHING OF DOCUMENTS. Kellstrom shall furnish to the Holders such reasonable number of copies of the Registration Statement, such prospectuses as are contained in the

Registration Statement and such other documents as the Holders may reasonably request in order to facilitate the offering of the Stock Consideration.

         9.4 AMENDMENTS AND SUPPLEMENTS. Kellstrom shall prepare and promptly file with the SEC and promptly notify the Holders of the filing of such amendments or supplements to the Registration Statement or prospectuses contained therein as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to the Stock Consideration is required to be delivered under the Securities Act, any event shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Kellstrom shall also advise the Holders promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued. If, after a Registration Statement becomes effective, Kellstrom advises the Holders that Kellstrom considers it appropriate that the Registration Statement be amended, the Holders shall suspend any further sales of the Stock Consideration until Kellstrom advises the Holders that the Registration Statement has been amended.

         9.5 DURATION. Kellstrom shall maintain the effectiveness of the Registration Statement until such time as Kellstrom reasonably determines, based on an opinion of counsel, that the Holders will be eligible to sell all of the Shares then owned by the Holders without the need for continued registration of the shares, in the three month period immediately following the termination of the effectiveness of the Registration Statement.

         9.6 FURTHER INFORMATION. If Stock Consideration owned by a Holder is included in any registration, such Holder shall furnish Kellstrom such information regarding itself as Kellstrom may reasonably request and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

         9.7 INDEMNIFICATION. The provisions of Sections 5(h), 5(i), 5(j) and 5(k) of the Warrant shall apply in connection with the registration contemplated by this Article IX, as if the "Holder(s)", the "Warrant Shares", and the "Company" were the Shareholder(s), the Stock Consideration and Kellstrom, respectively.

                                    ARTICLE X

                                 INDEMNIFICATION

         10.1 AGREEMENT TO INDEMNIFY. The Shareholders jointly and severally agree to indemnify and hold Kellstrom, the Kellstrom Companies and each of their respective officers, directors, employees, attorneys and Affiliates (each a "Kellstrom Indemnified Party" and together the "Kellstrom Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by any of the Kellstrom Indemnified Parties arising out of or resulting from (i) any breach of a representation or warranty made by either of the Companies or any Shareholder in or pursuant to this Agreement, (ii) any breach of a covenant or agreement made by either of the Companies or any Shareholder in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by either of the Companies or any Shareholder pursuant to or in connection with this Agreement, (iv) any tax liability of either of the Companies or any Shareholder arising from or relating to any period occurring on or prior to the Closing Date (including, without limitation, any claim made by the Florida Department of Revenue on account of sales taxes owed by the Companies), (v) any regulating and licensing obligations of the Companies arising on or prior to the Closing Date, (vi) the Companies' ownership of the Assets and operation of their respective business prior to Closing, or (vii) any claims of any third parties arising from or relating to any facts, circumstances or events occurring on or prior to the Closing Date with respect to either of the Companies, their respective businesses or any of the foregoing, whether or not disclosed to Kellstrom, herein or in any schedule hereto (collectively, "Kellstrom Indemnifiable Damages"). Notwithstanding the foregoing provisions, no claim for Kellstrom Indemnifiable Damages shall be asserted by the Kellstrom Indemnified Parties until the aggregate of all Kellstrom Indemnifiable Damages exceeds $100,000 (the "Kellstrom Indemnification Threshold"), at which time the Kellstrom Indemnified Parties may assert claims for the full amount of Kellstrom Indemnified Damages. Notwithstanding anything to the contrary set forth herein, the total Kellstrom Indemnifiable Damages for which the Shareholders shall be collectively liable hereunder shall not exceed (i) $25,000,000 for claims for Kellstrom Indemnifiable Damages made within 180 days after the Closing Date and
(ii) $10,000,000 for claims for Kellstrom Indemnifiable Damages made between 181 and 365 days (inclusive) after the Closing Date (each, a "Kellstrom Indemnification Cap"). Notwithstanding anything to the contrary set forth herein, the Kellstrom Indemnification Cap shall not apply to and there shall be no limitation or restriction whatsoever on the liability of the Shareholders under this Article X for Kellstrom Indemnifiable Damages with respect to or arising from any one or more of the following and no Kellstrom Indemnifiable Damages arising from any of the following shall be included in determining whether the Kellstrom Indemnification Cap or the Kellstrom Indemnification Threshold has been met: (a) a breach of any one or more of the representations and warranties set forth in the first or last sentence of Section 4.1, or in
Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.14, the first sentence of Section 4.16 and Section 4.20, (b) any Kellstrom Indemnifiable Damages arising under subsection (iv) of Section 10.1 above, (c) any wilful or intentional breach of any representation, warranty, covenant or agreement made in or pursuant to this Agreement (including, without limitation, in the Schedules and Exhibits attached hereto) or in any certificate, instrument or other document delivered by any of the Companies or any Shareholder pursuant to this Agreement, and (d) any act of common law fraud in connection with the execution, delivery and performance of this Agreement, including without limitation, any fraudulent representation or warranty made in or pursuant to this Agreement (including, without limitation, in the Schedules and Exhibits attached hereto) or in any certificate, instrument or other document delivered by any of the Companies or any Shareholder pursuant to or in connection with this Agreement.

         10.2 AGREEMENT BY KELLSTROM TO INDEMNIFY. Kellstrom agrees to indemnify and hold the Shareholders and their respective heirs and personal representatives (each a "Shareholder Indemnified Party" and together the "Shareholder Indemnified Parties") harmless from and against the aggregate of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related counsel and paralegal fees and expenses) incurred or suffered by any of the Shareholder Indemnified Parties arising out of or resulting from (i) any breach of a representation or warranty made by Kellstrom in or pursuant to this Agreement, (ii) any breach of a covenant or agreement made by Kellstrom in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by Kellstrom pursuant to or in connection with this Agreement, (iv) any tax liability of either of the Companies arising from or relating to any period occurring after the Closing Date, (v) any regulating and licensing obligations of the Companies arising after the Closing Date, (vi) Kellstrom's ownership of the Companies and operation of their respective business following the Closing, and (vii) any claims of any third parties arising from or relating to any facts, circumstances or events occurring after the Closing Date with respect to either of the Companies, their respective businesses or any of the foregoing (collectively, "Shareholder Indemnifiable Damages"). Notwithstanding the foregoing provisions, no claim for Shareholder Indemnifiable Damages shall be asserted by the foregoing Shareholder Indemnified Parties until the aggregate of all Shareholder Indemnifiable Damages exceeds One Hundred Thousand Dollars ($100,000) (the "Shareholder Indemnification Threshold"), at which time the foregoing Shareholder Indemnified Parties may assert claims for the full amount of the Shareholder Indemnifiable Damages. Notwithstanding anything to the contrary set forth herein, the total Shareholder Indemnifiable Damages for which Kellstrom shall be liable hereunder shall not exceed (i) $25,000,000 for claims for Shareholder Indemnifiable Damages made within 180 days after the Closing Date and (ii) $10,000,000 for claims for Shareholder Indemnifiable Damages made during the period hereafter made between 181 and 365 days (inclusive) after the Closing Date (each, a "Shareholder Indemnification Cap"). Notwithstanding anything else to the contrary set forth herein, the Shareholder Indemnification Cap shall not apply to and there shall be no limitation or restriction whatsoever on the liability of Kellstrom under this Article X for Shareholder Indemnifiable Damages with respect to any claim relating to or arising from any one or more of the following and no Shareholder Indemnifiable Damages arising from any of the following shall be included in determining whether the Shareholder Indemnification Cap or the Shareholder Indemnification Threshold has been met: (a) a breach of any one or more of the representations and warranties set forth in Section 3.1, Section 3.2 and Section 3.3; (b) any wilful or intentional breach of any representation, warranty, covenant or agreement made in or pursuant to this Agreement (including, without limitation, in the Schedules attached hereto) or in any certificate, instrument or other document delivered by Kellstrom pursuant to this Agreement; and (c) any act of common law fraud in connection with the execution, delivery and performance of this Agreement, including without limitation, any fraudulent representation or warranty made in or pursuant to this Agreement (including, without limitation, in the Schedules and Exhibits attached hereto) or in any certificate, instrument or other document delivered by Kellstrom pursuant to or in connection with this Agreement.

         10.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Companies, the Shareholders and Kellstrom in this Agreement or pursuant hereto shall survive the closing of the transactions contemplated hereby for a period of one (1) year following the Closing Date; provided, however, that (i) the representations and warranties set forth in Section 3.1, Section 3.2, Section 3.3, the first or last sentence of
Section 4.1, or in Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, and the first sentence of Section 4.16 shall survive indefinitely, and (ii) the representations and warranties set forth in Section 4.14, Section 4.17,
Section 4.19 and Section 4.20 shall expire at the time the latest applicable statute of limitations expires for the enforcement by an applicable Governmental Authority or any other Person of any remedy with respect to a violation of or the subject matter covered by such representations and warranties. No claim for the recovery of any Kellstrom Indemnifiable Damages or Shareholder Indemnifiable Damages with respect to the representations and warranties in this Agreement may be asserted by any of the parties after such representations and warranties shall expire in accordance with the terms of this Agreement; provided, however, that claims for Kellstrom Indemnifiable Damages or Shareholder Indemnifiable Damages first asserted within the applicable period shall not thereafter be barred. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranty, covenant and agreement of the parties contained in this Agreement is independent of each other representation, warranty, covenant and agreement.

         10.4     THIRD PARTY ACTIONS.

                  (a) For the purpose of this Section 10.4, the term "Indemnifiable Damages" means the Kellstrom Indemnifiable Damages or the Shareholder Indemnifiable Damages, as the context requires, the term "Indemnified Party" means the Kellstrom Indemnified Parties or the Shareholder Indemnified Parties, as the context requires, and the term "Indemnifying Party" means the party (Kellstrom or the Shareholders) against whom a claim for Indemnifiable Damages is to be made.

                  (b) With respect to any action commenced by a third party which could give rise to Indemnifiable Damages, the Indemnifying Party shall have the right to participate in, and, to the extent that it may wish, jointly or individually, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, that prior to the assumption of such defense the Indemnifying Party must acknowledge in writing to the Indemnified Party that the Indemnifying Party shall be fully responsible (with no reservation of rights) for all Indemnifiable Damages relating to such claim; provided, further, if the defendants in any action include both the Indemnified Party and the Indemnifying Party and there is a conflict of interest as reasonably determined by counsel for the Indemnifying Party which would prevent such counsel from also representing the Indemnified Party, then the Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on behalf of the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to so assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party pursuant to the provisions of
Section 10.1 for the related counsel and paralegal fees and expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the Indemnified Party shall have employed counsel in accordance with the provisions of the preceding sentence; (ii) the Indemnifying Party shall not have employed counsel satisfactory to the Indemnified Party to represent the Indemnified Party within a reasonable time after notice of the commencement of the action, or (iii) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. Notwithstanding anything to the contrary in this Section 10.4(c), the Indemnifying Party shall have no right to settle or compromise any action for which they have assumed the defense to the extent the settlement or compromise provides for any injunctive or other equitable relief against the Indemnified Party or otherwise provides for any continuing obligations of any nature against the Indemnified Party or loss of rights of the Indemnified Party, and nothing stated in this Section 10.4(b) shall otherwise affect the Indemnifying Party's obligation to pay the Indemnified Party all Indemnifiable Damages (other than such related counsel and paralegal fees and expenses) pursuant to Section 10.1. With respect to any such third party action assumed by the Indemnifying Party, the parties agree to provide each other with all material information that they request relating to the handling of such matter.

         10.5 SET OFF AGAINST DEFERRED PAYMENTS. Without limiting any other rights or remedies available to the Kellstrom Indemnified Parties, Kellstrom shall have the right to set off any claim for Kellstrom Indemnifiable Damages (subject to the Kellstrom Indemnification Threshold and Kellstrom Indemnification Cap, if applicable) against the Deferred Payment otherwise payable pursuant to Section 2.1(a)(i)(c) of this Agreement, but only to the extent of $2,000,000 (the "Maximum Committed Setoff Amount"), subject, however, to the following terms and conditions:

                            (i) Kellstrom shall give written notice to the Shareholders of any claim for Kellstrom Indemnifiable Damages or any other damages hereunder, which notice shall set forth (i) the amount of Kellstrom Indemnifiable Damages or other loss, damage, cost or expense which Kellstrom Indemnified Parties claims to have sustained by reason thereof, and (ii) the basis of such claim;

                          (ii) Such set off and recoupment shall be effected on the later to occur on the expiration of thirty (30) days from the date of such notice (the "Notice of Contest Period") or, if such claim is contested, the date the dispute is resolved;

                          (iii) If, prior to the expiration of the Notice of Contest Period, the Shareholders shall notify Kellstrom in writing of an intention to dispute the claim, then Kellstrom and the Shareholders shall use all reasonable efforts to resolve the dispute within thirty
         (30) business days following the receipt by Kellstrom of the written notice from the Shareholders. If the parties are unable to reach agreement within such thirty (30) day period then Kellstrom shall have the right to retain the amount proposed to be setoff against such Deferred Payments and each party may take any action or excise any remedy available to it by appropriate legal proceedings to resolve the dispute;

                          (iv) If the Maximum Permitted Setoff Amount is insufficient to satisfy any claim for Kellstrom Indemnifiable Damages (subject to any applicable Kellstrom Indemnification Threshold and Kellstrom Indemnification Cap), then Kellstrom may take any action or exercise any remedy available to it by appropriate legal proceedings to collect the Kellstrom Indemnifiable Damages.

         10.6 ADJUSTMENT TO PURCHASE PRICE. All set offs, recoupments and payments for Kellstrom Indemnifiable Damages or Shareholder Indemnifiable Damages, as applicable, made pursuant to this Article shall be treated as adjustments to the Purchase Price.

         10.7 REMEDIES; WAIVER. The remedies provided herein shall be the sole remedies for Indemnifiable Damages, but shall not preclude Kellstrom or the Shareholders from asserting any other right, or seeking any other remedies against each other for common law fraud and injunctive relief notwithstanding any expiration identified in Section 10.3 hereof. The Shareholders hereby waive any rights to contribution or any similar rights they may have against the Companies as a result of their agreement to indemnify Kellstrom under this
Article X.

         10.8 INSURANCE COVERAGE. To the extent that Kellstrom shall receive payment under any insurance policies on account of damages which constitute Kellstrom Indemnifiable Damages for which a Shareholder shall have paid Kellstrom under this Article X, then Kellstrom shall repay to such Shareholder the amount of such payment up to the amount actually received by Kellstrom under such insurance policies (net of any costs incurred by Kellstrom in collecting under such Insurance Policies). To the extent that a Shareholder shall receive payment under any insurance policies on account of damages which constitute Shareholder Indemnifiable Damages for which Kellstrom shall have paid such Shareholder under this Article X, then such Shareholder shall repay to Kellstrom the amount of such payment up to the amount actually received by such Shareholder under such insurance policies (net of any costs incurred by such Shareholder in collecting under such insurance policies).

         10.9 REDUCTION FOR TAX BENEFIT. To the extent that Kellstrom shall receive any tax benefit as a result of any Kellstrom Indemnifiable Damages, the amount payable by the Shareholders on account of such Kellstrom Indemnifiable Damages shall be reduced by the amount of the tax benefit actually received by Kellstrom (assuming the application of the highest marginal tax rate applicable to Kellstrom in the year in which such tax benefit is received). To the extent that the Shareholders shall receive any tax benefit as a result of any Shareholder Indemnifiable Damages, the amount payable by Kellstrom on account of such Shareholder Indemnifiable Damages shall be reduced by the amount of the tax benefit actually received by the Shareholders (assuming the application of the highest marginal tax rate applicable to the Shareholders in the year in which such tax benefit is received).


                                   ARTICLE XI

                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the Closing Date of the Kellstrom Common Stock issued as Stock Consideration and upon exercise of the Warrant:

         11.1 DISPOSITION OF SHARES. The Shareholders represent and warrant that the shares of Kellstrom Common Stock being acquired by them hereunder will be acquired for their own account and will not be sold or otherwise disposed of, except pursuant to (a) an exemption from the registration requirements under the Securities Act, which does not require the filing by Kellstrom with the SEC of any registration statement, offering circular or other document, in which case, the Shareholders shall first supply to Kellstrom an opinion of counsel (which counsel and opinions shall be satisfactory to Kellstrom) that such exception is available, or (b) an effective registration statement filed by Kellstrom with the SEC under the Securities Act.

         11.2 LEGEND. The certificates representing the Kellstrom Common Stock issued pursuant to payment of Stock Consideration or upon exercise of the Warrant shall bear the following legend:

         THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF BY THE HOLDER EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FILED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE

         WITH RESPECT THERETO, OR IN ACCORDANCE WITH AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

Kellstrom may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

                                   ARTICLE XII

                                   TERMINATION

         12.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date:

                  (a) by mutual written consent of all of the parties hereto at any time prior to the Closing; or

                  (b) by Kellstrom in the event of a material breach by either of the Companies or the Shareholders of any provision of this Agreement which is not cured within three (3) days of the Shareholders' receipt of written notice thereof from Kellstrom; or

                  (c) by the Shareholders in the event of a material breach by Kellstrom of any provision of this Agreement which is not cured within three (3) days of Kellstrom's receipt of written notice thereof from the Shareholders; or

                  (d) if the Closing shall not have occurred by July 30, 1998; provided, however, that Kellstrom shall have the right to extend such date for up to an additional thirty (30) days upon written notice to the Shareholders accompanied by a letter from a nationally recognized financial institution stating that it is highly confident that it could secure financing through a public offering or private placement of Kellstrom's debt or equity securities or other transaction that will result in net proceeds to Kellstrom of an amount at least equal to $100,000,000; or

                  (e) by the Companies and the Shareholders in the event that the Board of Directors of Kellstrom shall not have authorized and approved of this Agreement and the transactions contemplated hereby on or before May 31, 1998.

         12.2 EFFECT OF TERMINATION. Subject to Section 12.3 hereof, except for the provisions of Article X and Section 6.9 hereof, which shall survive any termination of this Agreement, in the event of termination of this Agreement pursuant to Section 12.1 (or pursuant to any other provision hereof expressly permitting termination), this Agreement shall forthwith become void and of no further force and effect and the parties shall be released from any and all obligations and liabilities hereunder; provided, however, that nothing herein shall relieve any party from liability for common law fraud committed in connection with any of its representations, warranties, covenants or agreements set forth in this Agreement.

         12.3 KELLSTROM DAMAGES. Notwithstanding anything to the contrary contained herein:

                  (a) In the event that this Agreement is terminated under the terms of Section 12.1(b) above, then the Shareholders and the Companies, jointly and severally, shall pay Kellstrom its reasonable out of pocket costs incurred in connection with this Agreement and its evaluation, negotiation, execution and efforts to consummate, the transactions contemplated by this Agreement (including, without limitation, reasonable attorneys' fees and costs), and the Shareholders and the Companies, jointly and severally, shall pay Kellstrom an additional amount of $5,000,000, evidencing all additional costs borne by Kellstrom in connection with the transactions contemplated hereby, including opportunity costs, costs relating to the allocation of human resources in contemplation of the transactions contemplated hereby, and damages to Kellstrom's reputation in the industry and in general due to the inability to consummate the transactions contemplated hereby.

                  (b) The parties hereto hereby agree that the costs borne by Kellstrom, apart from its out of pocket expenses, are incapable of being accurately measured and that said $5,000,000 additional fee represents the parties' estimate of said costs and said fee is not meant nor shall it be deemed a penalty, but rather an attempt to quantify the amount of damages sustained by Kellstrom if the transactions contemplated hereby are not consummated.

                                  ARTICLE XIII

                               GENERAL PROVISIONS

         13.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  (a)      IF TO KELLSTROM TO:

                           Kellstrom Industries, Inc.
                           14000 N.W. 4th Street
                           Sunrise, Florida 33325

                           Attn: Zivi R. Nedivi, President
                           Telecopy:  (954) 858-2449

                           WITH A COPY TO:

                           Akerman, Senterfitt & Eidson, P.A.
                           One Southeast Third Avenue, 28th Floor
                           Miami, Florida  33131
                           Attention: Bruce I. March, Esq.
                           Telecopy: (305) 374-5095

                  (b) IF TO THE COMPANIES (PRIOR TO CLOSING) AND/OR THE SHAREHOLDERS TO:

                           Mr. Carmel Shashua
                           Ms. Rosa Shashua
                           1111 South Southlake Drive
                           Hollywood, Florida 33019

                           WITH A COPY TO:

                           Tripp, Scott, Conklin and Smith
                           Republic Tower, 15th Floor
                           Ft. Lauderdale, Florida 33301
                           Attn: Gregory McLaughlin, Esq.
                           Telecopy: 954-761-8475

         Notice shall be deemed given on the date sent if sent by facsimile transmission and on the date delivered (or the date of refusal of delivery) if sent by overnight delivery, or certified or registered mail.

         13.2 ENTIRE AGREEMENT. This Agreement (including the Exhibits and Schedules attached hereto), the other documents signed by the parties which are delivered contemporaneously herewith, and other documents delivered at the Closing pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Exhibits and Schedules constitute a part hereof as though set forth in full above.

         13.3 EXPENSES. Except as otherwise provided herein, the Shareholders shall pay their own and the Companies' fees and other expenses, including accounting and counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby except that fees and expenses of the Companies incurred in the ordinary course of the Companies' business consistent with past practice shall be paid by the Companies. Kellstrom shall pay its own fees and expenses and HSR fees, the HSR fees of the Shareholders and the Companies and all documentary stamp and intangible taxes imposed on the parties hereto in connection with the transactions contemplated hereby.

         13.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         13.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective heirs, executors, personal representatives, trustees, guardians, attorneys-in-fact, successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned by any of the parties hereto without the prior written consent of the non-assigning parties.

         13.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         13.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Time shall be of the essence in this Agreement.

         13.8 GOVERNING LAW; SEVERABILITY. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State. If any word, phrase, sentence, clause, section, subsection or provision of this Agreement as applied to any party or to any circumstance is adjudged by a court to be invalid or unenforceable, the same will in no way affect any other circumstance or the validity or enforceability of any other word, phrase, sentence, clause, section, subsection or provision of this Agreement. If any provision of this Agreement, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby or otherwise, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced.

         13.9 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly agrees that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         13.10 JURISDICTION. Any suit, action or proceeding against any Company or Shareholder arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Broward County, Florida or in the U.S. District Court for the Southern District of Florida and each party hereby irrevocably accepts and consents to the nonexclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each party hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Broward County, Florida or the U.S. District Court for the Southern District of Florida and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Broward County, Florida or in such District Court has been brought in an inconvenient forum.

         13.11 CONSEQUENTIAL DAMAGES. Notwithstanding anything in this Agreement to the contrary, no party to this Agreement shall have any liability to any other party under this Agreement for any consequential, incidental or special damages, regardless of the cause therefor, whether in tort or contract.

                            [SIGNATURES ON NEXT PAGE]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                   KELLSTROM INDUSTRIES, INC., a Delaware
                                   corporation


                                   By: /s/ Zivi R. Nedivi
                                      ------------------------------------------
                                      Zivi R. Nedivi
                                      President


                                   AEROCAR AVIATION CORP., a Florida
                                   corporation



                                   By: /s/ Carmel Shashua
                                      ------------------------------------------
                                      Carmel Shashua
                                      President


                                   AEROCAR PARTS, INC., a Florida corporation



                                   By: /s/ Carmel Shashua
                                      ------------------------------------------
                                      Carmel Shashua
                                      President

                                   /s/ Carmel Shashua
                                   ---------------------------------------------
                                   CARMEL SHASHUA, individually

                                   /s/ Rosa Shashua
                                   ---------------------------------------------
                                   ROSA SHASHUA, individually

                         LIST OF EXHIBITS AND SCHEDULES

Exhibit A                  Form of Warrant Agreement
Schedule      2.1(a)(ii)   Allocation of Purchase Price (Aviation); Tentative Purchase Price
                           Adjustment
Schedule      2.1(b)(ii)   Allocation of Purchase Price (Parts); Tentative Purchase Price Adjustment
Schedule      3.4          Kellstrom Consents
Schedule      4.4          Capitalization/Rights - Aerocar Aviation
Schedule      4.5          Capitalization/Rights - Aerocar Parts
Schedule      4.6          Shareholders
Schedule      4.7          Violations
Schedule      4.10         Financial Statements/Current Balance Sheets
Schedule      4.11         Changes Since the Current Balance Sheet Date
Schedule      4.12         Certain Liabilities
Schedule      4.13         Litigation
Schedule      4.14         Environmental Matters
Schedule      4.15(b)      Leased Premises
Schedule      4.16         Assets - Exceptions; Liens
Schedule      4.16(a)      Aircraft; Engines; Parts; Engines on Order
Schedule      4.16(b)      Vehicles
Schedule      4.19         Employee Benefit Plans
Schedule      4.20         Tax Matters
Schedule      4.21         Insurance Matters
Schedule      4.22         Receivables
Schedule      4.23         Permits
Schedule      4.24         Affiliated Transactions
Schedule      4.26         Designated Contracts/Consents
Schedule      4.29         Bank Accounts
Schedule      4.30         Names
Schedule      5.1(f)       Shareholder Compensation Pending Closing/Scheduled Increases to Other
                           Employees
Schedule      6.21         Leases of Automobiles Driven by the Shareholders